                         AGREEMENT AND PLAN OF MERGER


                                BY AND AMONG


                        CONCENTRA MANAGED CARE, INC.


                        CONCENTRA SUBSIDIARY, INC.


                                   AND


                     PREFERRED PAYMENT SYSTEMS, INC.






                       DATED AS OF FEBRUARY 24, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                   ARTICLE I

                                   THE MERGER
Section 1.1    THE MERGER                                                     2
Section 1.2    THE CLOSING                                                    2
Section 1.3    EFFECTIVE TIME                                                 2
Section 1.4    EFFECT OF THE MERGER                                           2
Section 1.5    CERTIFICATE OF INCORPORATION; BYLAWS                           2
Section 1.6    DIRECTORS AND OFFICERS                                         2

                                 ARTICLE II

           CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

Section 2.1    MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK                  3
Section 2.2    DISSENTERS' RIGHTS                                             5
Section 2.3    NO FRACTIONAL SHARES                                           6
Section 2.4    STOCK TRANSFER BOOKS                                           6
Section 2.5    WITHHOLDING                                                    6
Section 2.6    ESCROW AGREEMENT                                               6

                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                         OF PPS AND PPS STOCKHOLDERS

Section 3.1    ORGANIZATION AND GOOD STANDING                                 7
Section 3.2    SUBSIDIARIES OF PPS                                            7
Section 3.3    CAPITALIZATION                                                 7
Section 3.4    AUTHORITY                                                      8
Section 3.5    NO CONFLICT; REQUIRED FILINGS AND CONSENTS                     8
Section 3.6    PERMITS; COMPLIANCE                                            9
Section 3.7    ABSENCE OF CERTAIN CHANGES OR EVENTS                           9
Section 3.8    ABSENCE OF LITIGATION                                         10
Section 3.9    TAXES                                                         10
Section 3.10   ERISA COMPLIANCE; LABOR                                       12
Section 3.11   CONTRACTS AND AGREEMENTS                                      16
Section 3.12   FINANCIAL STATEMENTS                                          16
Section 3.13   CERTAIN BUSINESS PRACTICES                                    17
Section 3.14   PROPERTIES                                                    17
Section 3.15   INTELLECTUAL RIGHTS                                           17
Section 3.16   INSIDER INTERESTS                                             17
Section 3.17   ENVIRONMENTAL MATTERS                                         17


                                     -i-


Section 3.18   VOTE REQUIRED                                                 18
Section 3.19   BUSINESS RELATIONS                                            18
Section 3.20   AFFILIATES                                                    18
Section 3.21   BROKERS                                                       18
Section 3.22   OPINION OF FINANCIAL ADVISOR                                  18
Section 3.23   DISCLOSURE                                                    19

                                 ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF PPS SIGNATORIES

Section 4.1    OWNERS OF PPS COMMON STOCK AND CONVERTIBLE SUBORDINATED
                 NOTES                                                       19
Section 4.2    AUTHORITY                                                     19
Section 4.3    NO CONFLICTS                                                  20
Section 4.4    INVESTOR STATUS                                               20

                                 ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE CONCENTRA COMPANIES

Section 5.1    ORGANIZATION AND GOOD STANDING; SUBSIDIARIES                  21
Section 5.2    SUBSIDIARIES OF CONCENTRA                                     21
Section 5.3    CAPITALIZATION                                                22
Section 5.4    AUTHORITY                                                     22
Section 5.5    NO CONFLICT; REQUIRED FILINGS AND CONSENTS                    23
Section 5.6    PERMITS; COMPLIANCE                                           23
Section 5.7    ABSENCE OF CERTAIN CHANGES OR EVENTS                          24
Section 5.8    ABSENCE OF LITIGATION                                         24
Section 5.9    TAXES                                                         25
Section 5.10   CONTRACTS AND AGREEMENTS                                      25
Section 5.11   CERTAIN BUSINESS PRACTICES                                    25
Section 5.12   PROPERTIES                                                    25
Section 5.13   INTELLECTUAL RIGHTS                                           26
Section 5.14   INSIDER INTERESTS                                             26
Section 5.15   ENVIRONMENTAL MATTERS                                         26
Section 5.16   VOTE REQUIRED                                                 26
Section 5.17   BUSINESS RELATIONS                                            26
Section 5.18   AFFILIATES                                                    27
Section 5.19   BROKERS                                                       27
Section 5.20   SEC DOCUMENTS                                                 27
Section 5.21   OPINION OF FINANCIAL ADVISOR                                  28

                                 ARTICLE VI

                           CONCURRENT DELIVERIES


                                    -ii-


                                 ARTICLE VII

                           POST-CLOSING OBLIGATIONS

Section 7.1    ANNOUNCEMENT OF POST-MERGER RESULTS                           30
Section 7.2    FORM S-8 REGISTRATION STATEMENT                               31
Section 7.3    INCOME TAX RETURNS                                            31
Section 7.4    TAX ADJUSTMENTS                                               31
Section 7.5    TAX DIVIDENDS                                                 32
Section 7.6    TAX TREATMENT                                                 32
Section 7.7    DIRECTORS' AND OFFICERS' INSURANCE                            32

                                 ARTICLE VIII

                               INDEMNIFICATION

Section 8.1    INDEMNIFICATION OF CONCENTRA INDEMNIFIED PARTIES              32
Section 8.2    INDEMNIFICATION OF PPS INDEMNIFIED PARTIES                    33
Section 8.3    DEFENSE OF THIRD-PARTY CLAIMS                                 33
Section 8.4    DIRECT CLAIMS                                                 35
Section 8.5    LIMITATIONS                                                   35
Section 8.6    RECOURSE AGAINST ESCROWED CONSIDERATION                       36
Section 8.7    INSTRUCTIONS TO ESCROW AGENT                                  37
Section 8.8    APPOINTMENT OF PPS SIGNATORY REPRESENTATIVE                   37

                                 ARTICLE IX

                             GENERAL PROVISIONS

Section 9.1    EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS   38
Section 9.2    NOTICES                                                       38
Section 9.3    CERTAIN DEFINITIONS                                           40
Section 9.4    HEADINGS                                                      41
Section 9.5    SEVERABILITY                                                  41
Section 9.6    ENTIRE AGREEMENT                                              41
Section 9.7    ASSIGNMENT                                                    42
Section 9.8    PARTIES IN INTEREST                                           42
Section 9.9    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE         42
Section 9.10   GOVERNING LAW                                                 42
Section 9.11   COUNTERPARTS                                                  42
Section 9.12   NO WAIVER RELATING TO CLAIMS FOR FRAUD                        42

ANNEXES
--------

Annex A   --   Officers of Surviving Corporation
Annex B   --   Merger Consideration
Annex C   --   Escrowed Consideration

EXHIBITS

Exhibit A  --  Form of Escrow Agreement
Exhibit B  --  Form of PPS Affiliate Letter
Exhibit C  --  Form of Concentra Affiliate Letter
Exhibit D  --  Form of Non-Competition Agreement

                        AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER, dated as of February 24, 1998 (this "AGREEMENT"), is by and among CONCENTRA MANAGED CARE, INC., a Delaware corporation ("CONCENTRA"), CONCENTRA SUBSIDIARY, INC., a Delaware corporation and direct wholly-owned subsidiary of Concentra ("MERGER SUB"), PREFERRED PAYMENT SYSTEMS, INC., a Delaware corporation ("PPS"), and the stockholders of PPS identified on the signature pages hereto (the "PPS SIGNATORIES"). Concentra and Merger Sub are sometimes collectively referred to herein as the "CONCENTRA COMPANIES."

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware ("DELAWARE LAW"), will merge with and into PPS (the "MERGER");

     WHEREAS, the Board of Directors of PPS has determined that the Merger is consistent with and in furtherance of the long-term business strategy of PPS and is fair to, and in the best interests of, PPS and its stockholders, has approved and adopted this Agreement and the transactions contemplated hereby, and has recommended approval and adoption of this Agreement by the stockholders of PPS;

     WHEREAS, the stockholders of PPS have approved and adopted this Agreement;

     WHEREAS, the Board of Directors of Concentra has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Concentra and is fair to, and in the best interests of, Concentra and its stockholders, and has approved and adopted this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of Merger Sub has approved and adopted this Agreement and the transactions contemplated hereby, and Concentra, as the sole stockholder of Merger Sub, has approved and adopted this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

     WHEREAS, for accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests.

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     Section I.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as defined in Section 1.3 of this Agreement), Merger Sub shall be merged with and into PPS. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and PPS shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with Delaware Law. The name of the Surviving Corporation shall be "CONCENTRA PPS, INC."

     Section I.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "CLOSING") shall take place (a) at the offices of McDermott, Will & Emery, 227 West Monroe Street, Chicago, Illinois, at 9:00 a.m., local time, concurrently with the execution of this Agreement, or (b) at such other time, date or place as Concentra and PPS may agree. The date on which the Closing occurs is hereinafter referred to as the "CLOSING DATE."

    Section I.3 EFFECTIVE TIME. Concurrently with the execution and delivery hereof, the parties hereto are causing the Merger to be consummated by filing a Certificate of Merger (herein so called) with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with the relevant provisions of, Delaware Law (the date and time of the completion of such filing being the "EFFECTIVE TIME").

     Section I.4 EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of each of Merger Sub and PPS shall vest in the Surviving Corporation, and all debts, obligations, liabilities and duties of each of Merger Sub and PPS shall become the debts, obligations, liabilities and duties of the Surviving Corporation.

     Section I.5  CERTIFICATE OF INCORPORATION; BYLAWS.  At the Effective
Time, the Certificate of Incorporation and the Bylaws of Merger Sub, as amended pursuant to the Certificate of Merger, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation.

     Section I.6 DIRECTORS AND OFFICERS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the individuals listed on ANNEX A hereto shall be the officers of the Surviving Corporation in the capacities stated therein, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

                CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

     Section II.1 MERGER CONSIDERATION; EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Concentra Companies, PPS or the holders of any of the PPS Stock (hereinafter defined):

           (a) CONVERSION OF PPS COMMON STOCK. Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of PPS ("PPS COMMON STOCK") (excluding the Cash Shares (as defined herein), the Dissenting Shares (as defined herein) and the shares described in Section 2.1(e) hereof) issued and outstanding immediately prior to the Effective Time and held of record by the holders of PPS Common Stock identified in Part I of ANNEX B attached hereto shall, as of the Effective Time, be converted into the right to receive a number of shares of common stock, par value $.01 per share, of Concentra ("CONCENTRA COMMON STOCK") equal to the remainder of 8,000,000 divided by 3,021,887 (approximately 2.6474, the "EXCHANGE RATIO"), payable upon surrender of the certificate formerly representing such share of PPS Common Stock (the "COMMON STOCK CONSIDERATION"). Holders of the shares of Concentra Common Stock issued in the Merger shall also have the right to receive for each share of Concentra Common Stock so issued one associated Series A Junior Participating Preferred Stock purchase right (a "RIGHT") in accordance with the Rights Agreement, dated as of September 17, 1997, between Concentra and ChaseMellon Shareholder Services, L.L.C. References herein to the shares of Concentra Common Stock issuable in the Merger shall be deemed to include the associated Rights. Subject to the other provisions of this Article II, each share of PPS Common Stock (excluding the Dissenting Shares and shares described in Section 2.1(e) hereof) issued and outstanding immediately prior to the Effective Time and held of record by the holders of PPS Common Stock identified on Part II of ANNEX B attached hereto (which holders have elected to receive cash for their shares of PPS Common Stock in lieu of the Common Stock Consideration) (the "CASH SHARES") shall, as of the Effective Time, be converted into the right to receive in cash an amount equal to (x) the average closing price per share of Concentra Common Stock on the Nasdaq National Market of the Nasdaq Stock Market, Inc. (the "NASDAQ NATIONAL MARKET") for the 20 trading days ending on the fifth trading day prior to the date hereof (approximately $31.54, the "AVERAGE CLOSING PRICE"), multiplied by (y) the Exchange Ratio, payable upon surrender of the certificate formerly representing such share of PPS Common Stock (the "CASH CONSIDERATION"). As of the Effective Time, all such shares of PPS Common Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each holder of a certificate representing any such shares of PPS Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Stock Consideration or the Cash Consideration as set forth above. Such certificates previously evidencing PPS Common Stock shall be exchanged for either (x) certificates evidencing whole shares of Concentra Common Stock or (y) cash, in each case upon the surrender of such certificates. If any holder of PPS Stock is unable to surrender such holder's certificate(s) theretofore representing PPS Stock because such certificate has been lost or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to Concentra at the Closing. No interest shall be paid on any Merger Consideration (as defined herein) payable to former holders of PPS Stock. No fractional shares of Concentra Common Stock shall be issued in exchange for shares of PPS Common Stock and, in lieu thereof, a cash payment shall be made pursuant to Section 2.3 of this Agreement.

          (b) CONVERSION OF PPS REDEEMABLE PREFERRED STOCK. Subject to the other provisions of this Article II, each share of Redeemable Preferred Stock, par value $.01 per share, of PPS (the "PPS Redeemable Preferred Stock," and, together with the PPS Common Stock, the "PPS STOCK") issued and outstanding immediately prior to the Effective Time and held of record by the holders of PPS Redeemable Preferred Stock identified on Part III of ANNEX B shall, as of the Effective Time, be converted into the right to receive a number of shares of Concentra Common Stock determined by dividing $500 by the Average Closing Price, issuable to the holder thereof upon surrender of the certificate formerly representing such share (the "PREFERRED STOCK CONSIDERATION" and, collectively with the Common Stock Consideration and the Cash Consideration, the "MERGER CONSIDERATION"). As of the Effective Time, all such shares of PPS Redeemable Preferred Stock shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of PPS Redeemable Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Preferred Stock Consideration to be paid in consideration therefor upon surrender of such certificate at the Closing. No fractional shares of Concentra Common Stock shall be issued in exchange for shares of PPS Redeemable Preferred Stock and, in lieu thereof, a cash payment shall be made pursuant to Section 2.3 of this Agreement.

          (c) CONVERSION OF PPS CONVERTIBLE NOTES. Immediately prior to the Effective Time, the holders of those certain Convertible Subordinated Notes dated August 30, 1996 (the "CONVERTIBLE SUBORDINATED NOTES") issued by PPS in the aggregate principal amount of $10,000,000 shall have (i) converted each $1,000 in aggregate principal amount of the Convertible Subordinated Notes into one share of Redeemable Convertible Participating Preferred Stock, par value $.01 per share, of PPS ("PPS CONVERTIBLE PREFERRED STOCK") and one share of PPS Redeemable Preferred Stock and (ii) converted each such share of PPS Convertible Preferred Stock into 96.8316 shares of PPS Common Stock. Prior to such conversion, PPS shall have paid to the holders of such Convertible Subordinated Notes all accrued and unpaid interest thereon. The shares of PPS Redeemable Preferred Stock and PPS Common Stock acquired in such conversions shall be converted in the Merger into Concentra Common Stock in accordance with the foregoing provisions of this Article II.

          (d) CONVERSION OF MERGER SUB COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation ("SURVIVING CORPORATION COMMON STOCK").

          (e) TREASURY SHARES. Notwithstanding any provision of this Agreement to the contrary, each share of PPS Common Stock and PPS Redeemable Preferred Stock held in the treasury of PPS, and each share of PPS Common Stock owned by Concentra or any direct or indirect wholly-owned subsidiary of Concentra or of PPS immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (f) CONVERSION OF PPS OPTIONS. Subject to the other provisions of this Article II, each option or right to purchase shares of PPS Common Stock (a "PPS OPTION") outstanding immediately prior to the Effective Time (other than options held by PPS stockholders who elect to receive Cash Consideration pursuant to
Section 2.1(a)) shall, as of the Effective Time, be assumed by Concentra and converted into an option for that number of shares of Concentra Common Stock
(a "CONCENTRA OPTION") equal to the product of (i) the number of shares of PPS Common Stock for which such PPS Option was exercisable multiplied by (ii) the Exchange Ratio. As of the Effective Time, each such Concentra Option shall be exercisable upon the same terms and conditions as then are applicable to such PPS Option, PROVIDED, HOWEVER, that the exercise price of the Concentra Option shall be equal to the quotient of (A) the exercise price of the PPS Option as of the date hereof divided by (B) the Exchange Ratio.
All PPS stockholders who elect to receive Cash Consideration pursuant to
Section 2.1(a) shall receive as of the Effective Time, in exchange for the cancellation of the PPS Options held by them, an aggregate amount in cash equal to (x) the number of shares subject to such PPS Options multiplied by the Exchange Ratio multiplied by the Average Closing Price minus (y)the aggregate exercise price of such PPS Option divided by the Exchange Ratio, as set forth opposite such person's name on Part I of ANNEX C hereto. To the extent that any such PPS Option constitutes an "incentive stock option"
(within the meaning of Section 422 of the Code) immediately prior to the Effective Time, such option shall continue to qualify as an incentive stock option to the maximum extent permitted by Section 422 of the Code. It is the intention of the parties hereto that the assumption by Concentra of the PPS Options provided by this Section 2.1(f) satisfy the conditions of Section 424(b) of the Code. Schedule 3.3 sets forth each PPS Option, together with the exercise price, vesting schedule and expiration date thereof.

     Section II.2 DISSENTERS' RIGHTS. Notwithstanding anything in this Agreement to the contrary, each share of PPS Common Stock issued and outstanding immediately prior to the Effective Time and held by stockholders who have not voted such shares in favor of the approval and adoption of this Agreement or consented thereto in writing and qualify under and have complied with all of the provisions of Section 262 of Delaware Law ("Dissenting Shares") shall not, by virtue of the Merger, be converted into the right to receive the Merger Consideration, but such stockholders shall be entitled to receive payment of the appraised value of such shares of PPS Common Stock held by them in accordance with the provisions of Section 262 of Delaware Law; provided, however, that if (a) any holder of Dissenting Shares (i) subsequently delivers a written withdrawal of his demand for appraisal rights (with the written consent of Concentra if such written withdrawal is not made within 60 days after the Effective Time), or (ii) fails to perfect dissenters' rights as provided in Section 262 of Delaware Law, or (b) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of Dissenting Shares within the time provided in Section 262 of Delaware Law, each Delaware Dissenting Share held by such holder or holders (as the case may be) shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Cash Consideration.

     Section II.3 NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Concentra Common Stock shall be issued upon the surrender for exchange of certificates theretofore representing PPS Stock, and such fractional share interests shall not entitle the owner thereof to any rights of a stockholder of Concentra. In lieu of any such fractional shares,
(i) each holder of a certificate previously evidencing PPS Common Stock or PPS Redeemable Preferred Stock, upon surrender of such certificate for exchange pursuant to this Article II, shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying (A) the Average Closing Price by (B) the fractional interest of a share of Concentra Common Stock to which such holder would otherwise be entitled (after taking into account all shares of PPS Common Stock or PPS Redeemable Preferred Stock held of record by such holder at the Effective Time).

     Section II.4 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of PPS shall be closed and there shall be no further registration of transfers of shares of PPS Common Stock thereafter on the records of PPS.

     Section II.5 WITHHOLDING. Concentra (or any affiliate thereof) shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of PPS Stock such amounts as Concentra (or any affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code or any other provision of federal, state, local or foreign tax law, and Concentra agrees to remit to the proper taxing authority such amounts so withheld. To the extent that amounts are so withheld by Concentra, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the PPS Stock in respect of which such deduction and withholding was made by Concentra. Concentra agrees to pay promptly to the former holders of PPS Stock any refunded amounts received by Concentra that are attributable to such withholding.

     Section II.6 ESCROW AGREEMENT. Pursuant to Article VIII hereof, the PPS Signatories have agreed to indemnify the Concentra Indemnified Parties (hereinafter defined) from and against certain Concentra Indemnified Costs (hereinafter defined). On or prior to Closing, the PPS Stockholder Representative (hereinafter defined) (on behalf of the PPS Signatories listed in Part I of ANNEX D), the PPS Signatories listed on Part II of ANNEX D hereto (the "TA STOCKHOLDERS"), Concentra and First Trust National
Association (or such other person as Concentra and the PPS Stockholder Representative shall mutually select) (the "ESCROW AGENT") shall enter into an Indemnification Escrow Agreement in the form of EXHIBIT A attached hereto (the "ESCROW AGREEMENT"). Notwithstanding any other provision in this Agreement to the contrary, in order to secure the indemnity obligations of the PPS Signatories to the Concentra Indemnified Parties under this Agreement, 166,866 of the shares of Concentra Common Stock which would otherwise be delivered to the PPS Signatories as Common Stock Consideration at Closing pursuant to Section 2.1(a) (the "ESCROWED SHARES"), together with Stock Powers executed in blank, and $345,917 in cash which would otherwise be delivered to the PPS Signatories as Cash Consideration at Closing pursuant to
Section 2.1(a) (the "ESCROWED CASH" and together with the Escrowed Shares, the "ESCROWED CONSIDERATION") shall be deposited into and held in escrow pursuant to the terms of the Escrow Agreement. Concentra is hereby directed by each PPS Signatory to deposit the number of Escrowed Shares or an amount in cash equal to the Escrowed Cash set forth opposite such PPS Signatory's name in ANNEX D hereto with the Escrow Agent at the Closing and Concentra shall make such deposit as directed.


                                 ARTICLE III

                       REPRESENTATIONS AND WARRANTIES
                         OF PPS AND PPS STOCKHOLDERS

     PPS and each holder of PPS Common Stock listed on ANNEX E attached hereto (collectively, the "PPS STOCKHOLDERS"), jointly and severally, represent and warrant to Concentra as of the date hereof as follows (with the understanding that Concentra is relying on such representations and warranties in entering into and performing this Agreement):

     Section III.1 ORGANIZATION AND GOOD STANDING. PPS is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each state listed on SCHEDULE 3.1, which states represent every jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a PPS Material Adverse Effect (as defined herein). PPS has delivered to Concentra true and complete copies of its Certificate of Incorporation and Bylaws as in effect at the date of this Agreement. PPS is not in violation of any provisions of its Certificate of Incorporation or Bylaws, including any certificates of designation relating to any preferred stock. As used in this Agreement, "PPS MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, assets, results of operations or financial condition of PPS.

     Section III.2 SUBSIDIARIES OF PPS. PPS does not own, directly or indirectly, any shares of capital stock or other ownership interests of any corporation, partnership, joint venture, limited liability company or other legal entity.

     Section III.3 CAPITALIZATION. The authorized capital stock of PPS consists of 10,000,000 shares of PPS Common Stock and 1,000,000 shares of preferred stock, par value $.01 per share (the "PPS PREFERRED STOCK"). As of the date hereof, (a) 1,831,781 shares of PPS Common Stock were issued and outstanding, (b) 221,790 shares of PPS Common Stock were reserved for issuance pursuant to outstanding options under PPS's Amended and Restated 1996 Incentive Stock Plan and PPS's 1996 Replacement Stock Option Plan (collectively, the "PPS STOCK OPTION PLANS"), (c) 10,000 shares of PPS Convertible Preferred Stock and 10,000 shares of PPS Redeemable Preferred Stock were reserved for issuance upon conversion of the Convertible Subordinated Notes, (d) 968,316 shares of PPS Common Stock were reserved for issuance upon conversion of such shares of PPS Convertible Preferred Stock, and (e) no shares of PPS Common Stock were held in PPS's treasury. Other than the Convertible Subordinated Notes, PPS has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of PPS on any matter. All of the issued and outstanding shares of PPS Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate PPS to issue, transfer or sell any shares of capital stock of PPS (other than under the PPS Stock Option Plans, the PPS Convertible Notes and the PPS Convertible Preferred Stock).

     Section III.4 AUTHORITY. PPS has all requisite corporate power and authority to enter into this Agreement and any other Transaction Documents (hereinafter defined) to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the other Transaction Documents to which PPS is a party and the consummation by PPS of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of PPS. This Agreement and the Transaction Documents to which PPS is a party have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of PPS enforceable against it in accordance with their respective terms, subject as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity. As used in this Agreement with respect to any party hereto, "TRANSACTION DOCUMENTS" means any of the following documents to which such person or entity is a party: (a) the Escrow Agreement; (b) that certain Registration Rights Agreement of even date herewith (the "REGISTRATION RIGHTS AGREEMENT") between Concentra and the PPS Signatories; (c) that certain Standstill Agreement of even date herewith among Concentra, Steven E. Nelson, Don P. Greenberg, James T. Doody and Byron
W. Smith; (d) the employment agreements and the non-competition agreements of even date herewith between the Surviving Corporation and each individual or entity listed on Schedule 3.4 hereto (the "EMPLOYMENT AGREEMENTS"); and (e) all other documents to be executed by any of PPS, any of the PPS Signatories, the PPS Stockholder Representative, Concentra or Merger Sub in connection with the consummation of the transactions contemplated by this Agreement.

     Section III.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement and the other Transaction Documents to which PPS is a party do not, and the performance by PPS of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in this Section 3.5 or as otherwise described on SCHEDULE 3.5, (a) violate, conflict with or result in any breach of any provision of PPS's Certificate of Incorporation or Bylaws, (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate (whether as a result of a change of control of PPS or otherwise as a result of this Agreement) any obligation, or result in the loss of any benefit or give any person the right to require any security to be repurchased, or give rise to the creation of any lien upon any of the assets of PPS under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust or any PPS Material Contract (as defined in Section 3.11) to which PPS is a party or by which PPS or any of its assets are bound, or (c) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation of any Governmental Entity (as defined in Section 9.3(e)) binding upon PPS or by which or to which any of PPS's assets is bound or subject. No consent, approval, authorization or permit of or registration, declaration or filing with, any Governmental Entity is required by or with respect to PPS in connection with the execution and delivery of this Agreement and any other Transaction Documents by PPS or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report and any other filings required under the HSR Act (as defined in Section 9.3(f)) and the expiration or termination of any waiting period in connection therewith, (ii) the filing and recordation of the Certificate of Merger as required by Delaware Law, (iii) applicable requirements, if any, of the Code and state, local and foreign tax laws, (iv) the consents listed on SCHEDULE 3.5, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such registrations, declarations or filings, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent PPS from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a PPS Material Adverse Effect.

     Section III.6 PERMITS; COMPLIANCE. (a) Except as disclosed in SCHEDULE 3.6, PPS is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders

(collectively, "PERMITS") necessary to own, lease and operate its cost containment, outsourcing and other businesses and its other properties and to carry on its businesses as they are now being conducted, except where the failure to possess such Permits would not reasonably be expected to have a PPS Material Adverse Effect. SCHEDULE 3.6 sets forth, to PPS's and the PPS Stockholders' Knowledge, a list of the Permits (other than Permits that the failure to possess could not reasonably be expected to have a PPS Material Adverse Effect) held by PPS and the jurisdiction issuing the same, all of which, except as set forth in SCHEDULE 3.6, are in good standing and not subject to meritorious challenge. SCHEDULE 3.6 also sets forth, as of the date of this Agreement, all actions, proceedings or investigations, pending or, to the Knowledge of PPS and the PPS Stockholders, threatened against PPS that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by PPS, except for any suspension, loss or revocation that could not reasonably be expected to have a PPS Material Adverse Effect. Except as set forth in SCHEDULE 3.6, to the Knowledge of PPS and the PPS Stockholders, PPS is not in conflict with, in default under or in violation of, and has not received, since December 31, 1995, from any Governmental Entity any written notice with respect to any conflict with, default under or violation of, (A) any law applicable to PPS or by or to which any of its properties are bound or subject, (B) any judgment, order or decree applicable to PPS or (C) any of the Permits held by PPS, except for any such conflicts, defaults or violations that could not reasonably be expected to have a PPS Material Adverse Effect.

     Section III.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in SCHEDULE 3.7, since December 31, 1997, PPS has conducted its business only in the ordinary course consistent with past practice. Since December 31, 1997, except as disclosed in SCHEDULE 3.7, there has not been (a) any event, circumstance or fact (whether or not covered by insurance), individually or in the aggregate, that has resulted in a PPS Material Adverse Effect, (b) any event, circumstance or fact (whether or not covered by insurance), individually or in the aggregate, that materially impairs the operation of the physical assets of PPS, (c) any material change by PPS in its accounting methods, principles or practices, (d) any entry by PPS into any agreement, commitment or transaction material to PPS, except in the ordinary course of business and consistent with past practice or except in connection with the negotiation and execution and delivery of this Agreement and the other Transaction Documents, (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of PPS or any redemption, purchase or other acquisition of any of PPS's securities, (f) other than pursuant to the Plans (hereinafter defined) or as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (g) granted any general increase in compensation, bonus or other benefits payable to the employees of PPS, except for increases occurring in the ordinary course of business in accordance with its customary practice, (h) paid any bonus to the employees of PPS except in the ordinary course and consistent with past practice, (i) any incurrence of indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by PPS, or the grant of any lien on the material assets of PPS to secure indebtedness for borrowed money,
(j) any sale or transfer of any material assets of PPS other than in the ordinary course of business and consistent with past practice, or (k) any loan, advance or capital contribution to or investment in any person by PPS.

     Section III.8 ABSENCE OF LITIGATION. Except as set forth on SCHEDULE 3.8, there is no claim, action, suit, inquiry, judicial or administrative proceeding, grievance or arbitration pending or, to the Knowledge of PPS and the PPS Stockholders, threatened against PPS or any of its assets by or before any arbitrator or Governmental Entity, nor are there any investigations relating to PPS or any of its assets pending or, to the Knowledge of PPS or the PPS Stockholders, threatened by or before any arbitrator or Governmental Entity. Except as set forth in SCHEDULE 3.8, there is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Entity or arbitrator, or settlement agreement, outstanding against PPS or any of its assets. There is no claim, action, suit, inquiry or judicial or administrative proceeding pending or, to the Knowledge of PPS or the PPS Stockholders, threatened against any PPS Stockholder or PPS relating to the transactions contemplated by this Agreement or the other Transaction Documents.

     Section III.9  TAXES.

          (a) All material Tax Returns (as defined in Section 9.3(m)) required to be filed by or with respect to PPS, and any affiliated, consolidated, combined, unitary or similar group of which PPS is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. PPS and any affiliated, consolidated, combined, unitary or similar group of which PPS is or was a member, has duly and timely paid (or there has been paid on its behalf) all material Taxes that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in PPS's audited financial statements for the year ended December 31, 1997 ("PPS FINANCIAL STATEMENTS"), in accordance with generally accepted accounting principles ("GAAP") consistently applied. With respect to any period for which Taxes (as defined in Section 9.3(k)) are not yet due with respect to PPS, and any affiliated, consolidated, combined, unitary or similar group of which PPS is or was a member, PPS has made due and sufficient current accruals for such Taxes in accordance with GAAP in the PPS Financial Statements. PPS has withheld and paid all material Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor, stockholder or other third party.

          (b) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to PPS, or any affiliated, consolidated, combined, unitary or similar group of which PPS is or was a member, for any taxable period. No audit or other proceeding by any court, governmental or regulatory authority, or similar person is pending in regard to any Taxes due from or with respect to PPS or any affiliated, consolidated, combined, unitary or similar group of which PPS is or was a member, other than normal and routine audits by nonfederal governmental authorities. All material deficiencies of Taxes assessed by any applicable taxing authority have been paid, fully settled or adequately provided for in the PPS Financial Statements. PPS has not received written notice that any assessment of material Taxes is proposed against PPS or any of its assets.

          (c) No consent to the application of Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to PPS or any of its assets. PPS has not agreed to make any material adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any taxing authority requesting permission for any changes in any accounting method of PPS which, in each respective case, will or would reasonably cause PPS to include any material adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date.

          (d) PPS is not a party to, is not bound by and has no obligation under, any Tax sharing agreement, Tax allocation agreement or similar contract, agreement or arrangement.

          (e) PPS has not executed or entered into with the Internal Revenue Service (the "IRS") or any taxing authority, a closing agreement pursuant to
Section 7121 of the Code or any similar provision of state, local, foreign or other income tax law, which will require any increase in taxable income or alternative minimum taxable income, or any reduction in tax credits for, PPS for any taxable period ending after the Closing Date.

          (f) There are no requests from any taxing authority for information relating to Taxes of PPS and, to the Knowledge of PPS, no material reassessments (for property or ad valorem tax purposes) of any assets or any property owned or leased by PPS have been proposed in written form.

          (g) Neither PPS nor any PPS Stockholder has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of
Section 368(a) of the Code.

          (h) PPS has properly elected to be, and prior to the transactions contemplated by this Agreement will be properly, treated as an S corporation (as defined in Section 1361(a)(1) of the Code) for federal (and, where permissible, state) income Tax purposes.

     Section III.10  ERISA COMPLIANCE; LABOR.

          (a) SCHEDULE 3.10 is a list of the names and annual rates of compensation of the employees of PPS whose annual rates of compensation during the fiscal year ending December 31, 1997 (including base salary, bonuses, commissions and incentive pay), exceeded or are expected to exceed $50,000 and provides a description of each of the following which is sponsored, maintained or contributed to by PPS for the benefit of the employees of PPS, former employees of PPS, directors of PPS, former directors of PPS, or any agents, consultants or similar representatives providing services to or for PPS, or has been so sponsored, maintained or contributed to within six years prior to the Closing Date for the benefit of such individuals:

               (i) each "employee benefit plan," as such term is defined in section 3(3) of ERISA (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA (each, a "PLAN");

              (ii) each personnel policy, stock option plan, stock purchase plan, stock appreciation right, phantom stock plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement and each other employee benefit plan, agreement, arrangement, program, practice or understanding which is not described in Section 3.10.(a)(i) (individually, a "BENEFIT PROGRAM OR AGREEMENT" and, collectively, the "BENEFIT PROGRAMS AND AGREEMENTS").

          (b) True, correct and complete copies of each of the Plans, related trusts, insurance or group annuity contracts and each other funding or financing arrangement relating to any Plan, including all amendments thereto, have been furnished to Concentra. There has also been furnished to Concentra, with respect to each Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description. True, correct and complete copies or descriptions of each Benefit Program or Agreement have also been furnished to Concentra. A schedule of employer expenses with respect to each Plan and Benefit Program or Agreement for the current plan year and past plan year has been furnished to Concentra along with any administration agreement associated with any Plan. Concentra has also been furnished the recent actuarial report or valuation for each Plan subject to Title IV of ERISA. Additionally, the most recent determination letter from the IRS for each of the Plans intended to be qualified under section 401 of the Code, and any outstanding determination letter application for such plans have been furnished.

          (c) (i) PPS has substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by it in connection with the Plans and the Benefit Programs or Agreements, and to the Knowledge of PPS there have been no material defaults or violations by any other party to the Plans or Benefit Programs and Agreements;

              (ii) All reports and disclosures relating to the Plans required to be filed by PPS with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable law in a timely manner, and each Plan and each Benefit Program or Agreement has been administered in substantial compliance with its governing documents;

             (iii) Each of the Plans intended to be qualified under section 401 of the Code satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or, to the knowledge of PPS or the PPS Stockholders, operated in a way which would adversely affect such qualified status;

              (iv) Each Plan and Benefit Program or Agreement has been administered in substantial compliance with its terms, the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements;

               (v) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of PPS and the PPS Stockholders, threatened against, or with respect to, any of the Plans or Benefit Programs and Agreements or their assets;

             (vi) All contributions required to be made to the Plans pursuant to their terms and provisions have been made timely;

            (vii) As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, no reportable event within the meaning of section 4043 of ERISA (for which the disclosure requirements of Regulation section 4043.1 et seq., promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under section 4041 of ERISA, no proceeding has been instituted under section 4042 of ERISA to terminate the Plan, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the actuarial present value of the benefit liabilities, within the meaning of section 4041 of ERISA, under the Plan, based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

           (viii) As to any Plan intended to be qualified under section
     401 of the Code, there has been no termination or partial termination of the Plan within the meaning of section 411(d)(3) of the Code;

             (ix) No act, omission or transaction has occurred which would result in imposition on PPS of (A) breach of fiduciary duty liability damages under section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of section 502 of ERISA or (C) a Tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

              (x) There is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the IRS, the Department of Labor or the PBGC;

             (xi) Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the IRS regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status;

            (xii) With respect to any employee benefit plan, within the meaning of section 3(3) of ERISA, which is not listed in SCHEDULE 3.10 but which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to within six years prior to the Effective Time, by any corporation, trade, business or entity under common control with PPS, within the meaning of section 414(b), (c) or (m) of the Code or section 4001 of ERISA ("COMMONLY CONTROLLED ENTITY"), (A) no withdrawal liability, within the meaning of section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the PBGC has been incurred by any Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of section 302 of ERISA or section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by section 302 of ERISA and section 412 of the Code have been timely made; and

           (xiii) Except as otherwise set forth in SCHEDULE 3.10, the execution and delivery of this Agreement and the Transactions Documents and the consummation of the transactions contemplated hereby and thereby will not (A) require PPS to make a larger contribution to, or pay greater benefits under, any Plan or Benefit Program or Agreement than it otherwise would or (B) create or give rise to any additional vested rights or service credits under any Plan or Benefit Program or Agreement.

          (d) Except as otherwise set forth in SCHEDULE 3.10, PPS is not a party to any agreement, nor has it established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for PPS upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

          (e) Except as otherwise set forth in SCHEDULE 3.10, in connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under the Plans or Benefit Programs and Agreements which, in the aggregate, would result in imposition of the sanctions imposed under sections 280G and 4999 of the Code.

          (f) Except as otherwise set forth in SCHEDULE 3.10, PPS is not a party to or bound by any severance agreement.

          (g) Each Plan which is an "EMPLOYEE WELFARE BENEFIT PLAN", as such term is defined in section 3(1) of ERISA, may be unilaterally amended or terminated in its entirety without liability except as to benefits accrued thereunder prior to such amendment or termination.

          (h) No Plan or Benefit Program or Agreement provides retiree medical or retiree life insurance benefits to any person and PPS is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of section 601 through 608 of ERISA and section 4980B of the Code.

          (i) As to each Plan described on SCHEDULE 3.10 which is a multiemployer plan within the meaning of section 3(37) of ERISA, SCHEDULE
3.10 accurately describes the dollar amount of withdrawal liability which would be owed by PPS to such Plan if PPS ceased contributing to such Plan immediately after consummation of the transactions contemplated by this Agreement.

          (j) Except as set forth on SCHEDULE 3.10, no Plan or Benefit Program or Agreement provides that payments pursuant to such Plan or Benefit Program or Agreement may be made in securities of PPS or a Commonly Controlled Entity, nor does any trust maintained pursuant to any Plan or Benefit Program or Agreement hold any securities of PPS or a Commonly Controlled Entity.

         (k) PPS is not a party to any collective bargaining agreement. PPS has not agreed to recognize any union or other collective bargaining representative, nor has any union or other collective bargaining representative been certified as the exclusive bargaining representative of any of its employees. To the Knowledge of PPS and the PPS Stockholders, there is no question concerning representation as to any collective bargaining representative concerning employees of PPS, and no labor union or representative thereof claims to or is seeking to represent employees of PPS. To the Knowledge of PPS and the PPS Stockholders, no union organizational campaign or representation petition is currently pending with respect to any of the employees of PPS. There is no labor strike or labor dispute, slowdown, work stoppage or lockout pending or, to the Knowledge of PPS and the PPS Stockholders, threatened against or affecting PPS, and PPS has not experienced any labor strike, slowdown, work stoppage or lockout since January 1, 1995. PPS (i) is, and has always been since January 1, 1995, in substantial compliance with all applicable laws regarding labor and employment practices, including, without limitation, applicable laws relating to terms and conditions of employment, equal employment opportunity, employee compensation, employee benefits, affirmative action, wages and hours, plant closing and mass layoff, occupational safety and health, immigration, workers' compensation, disability, unemployment compensation, whistle blower laws or other employment or labor relations laws, except where the failure to be in substantial compliance would not have a PPS Material Adverse Effect, (ii) is not engaged, nor has it since January 1, 1995 engaged, in any unfair labor practices, and has no, and has not had since January 1, 1995 any, unfair labor practice charges or complaints before the National Labor Relations Board pending or, to the Knowledge of PPS and the PPS Stockholders, threatened against it, (iii) has no, and has not had since January 1, 1995 any, grievances, arbitrations, or other proceedings arising or asserted to arise under any collective bargaining agreement pending or, to the Knowledge of PPS and the PPS Stockholders threatened, against it and (iv) has no, and has not had since January 1, 1995 any, charges, complaints, or proceedings before the Equal Employment Opportunity Commission, Department of Labor or any other Governmental Entity responsible for regulating labor or employment practices, pending, or, to the Knowledge of PPS and the PPS Stockholders, threatened against it.

     Section III.11 CONTRACTS AND AGREEMENTS . The contracts and agreements listed in SCHEDULE 3.11 constitute all of the written and oral contracts, commitments, leases and other agreements (including, without limitation, promissory notes, loan agreements and other evidences of indebtedness) to which PPS is a party or by which any of its properties are bound with respect to which the obligations of or the benefits to be received by PPS could reasonably be expected to have a value in excess of $500,000 in any consecutive 12-month period and all real property leases or sub-leases to which PPS is a party (each a "PPS MATERIAL CONTRACT"). PPS is not, and, to the Knowledge of PPS and the PPS Stockholders, no other party thereto is, in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) under any PPS Material Contract, and PPS has not waived any right under any PPS Material Contract. PPS has not received any notice of default or termination under any PPS Material Contract and PPS has not assigned or otherwise transferred any rights under any PPS Material Contract.

     Section III.12 FINANCIAL STATEMENTS. PPS has delivered to Concentra copies of (a) the audited consolidated balance sheets of PPS and its subsidiaries as of December 31, 1995, December 31, 1996 and December 31, 1997, together with the audited consolidated statements of income and cash flows of PPS and its subsidiaries for the years then ended, and the notes thereto, accompanied by the reports thereon of Arthur Andersen LLP, independent public accountants and (b) the audited statements of income and cash flows of About Health, Inc. ("ABOUT HEALTH") for each of the two years in the period ended December 31, 1996, and the notes thereto, accompanied by the reports thereon of Coopers & Lybrand L.L.P., independent public accountants (such audited consolidated financial statements collectively being referred to as the "FINANCIAL STATEMENTS"). The Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and fairly present in all material respects the financial position of PPS and its subsidiaries at the dates thereof and the results of the operations of PPS and its subsidiaries and About Health for the respective periods indicated.

      Except as disclosed in SCHEDULE 3.12, there is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent or otherwise, of PPS that is not reflected or reserved against in PPS's balance sheet dated December 31, 1997 (or referred to in the footnotes to the Financial Statements), other than (a) liabilities incurred in the ordinary course of business since December 31, 1997, (b) any such liability which would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP, or (c) liabilities incurred in connection with the consummation of the transactions contemplated under this Agreement (which liabilities are set forth on SCHEDULE 3.12).

     Section III.13 CERTAIN BUSINESS PRACTICES. To PPS's and the PPS Stockholders' Knowledge, except as set forth in SCHEDULE 3.13, none of PPS, or any directors, officers, agents or employees of PPS (in their capacities as such) have (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     Section III.14 PROPERTIES. Except as set forth in SCHEDULE 3.14, to the Knowledge of PPS and the PPS Stockholders, PPS has good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have a PPS Material Adverse Effect, to all of its properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Financial Statements as being owned by PPS as of the date thereof, other than (a) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Financial Statements, (b) liens disclosed in the notes to such Financial Statements and
(c) liens arising in the ordinary course of business after the date of such Financial Statements. All buildings, and all fixtures, equipment and other property and assets that are material to the business of PPS and are held under leases or sub-leases by PPS (excluding any leases or sub-leases that are terminable by the lessor upon 30 or fewer days notice) are held under valid instruments enforceable against PPS in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

     Section III.15 INTELLECTUAL RIGHTS. To the Knowledge of PPS and the PPS Stockholders, SCHEDULE 3.15 sets forth a true and complete list and description of all registered patents, trademarks, servicemarks, tradenames, copyrights and applications therefor owned by or registered in the name of PPS, or in which PPS has any right, license or interest (the "PPS
INTELLECTUAL PROPERTY RIGHTS"). Except as set forth in SCHEDULE 3.15, to the Knowledge of PPS and the PPS Stockholders, PPS is not a party to any license agreement, whether written or oral, either as licensor or licensee, with respect to any PPS Intellectual Property Rights. To the knowledge of PPS, PPS has good and marketable title to or the right to use all PPS Intellectual Property Rights and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the business of PPS without the payment of any royalty or similar payment. To the Knowledge of PPS and the PPS Stockholders, PPS is not infringing any patent, trademark, servicemark, tradename or copyright of others, and neither PPS nor any PPS Stockholder is aware of any infringement by others of any such rights owned by PPS.

     Section III.16 INSIDER INTERESTS. No officer or director of PPS or holder of more than five percent of PPS Common Stock outstanding on a fully-diluted basis has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or PPS Intellectual Property Rights, used in or pertaining to the business of PPS, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section III.17 ENVIRONMENTAL MATTERS. PPS does not hold, and neither PPS nor any subsidiary of PPS has ever held, any ownership interest in any real property. The real property and facilities operated and leased by PPS and the operations of PPS thereon comply and have at all times complied in all material respects with all applicable laws and rules of common law pertaining to the environment, natural resources and public or employee health and safety, including all Environmental Laws. As used in this Agreement, "ENVIRONMENTAL LAWS" means all applicable laws and rules of common law pertaining to the environment, natural resources and public or employee health and safety including the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) ("CERCLA"), the Emergency Planning and Community Right to Know Act, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Hazardous and Solid Waste Amendments Act of 1984, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Occupational Safety and Health Act of 1970, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, and any similar or analogous statutes, regulations and decisional law of any Governmental Authority, as each of the foregoing may be amended and in effect on or prior to Closing. PPS does not have and has not assumed any liability for any remediation or other obligations in connection with any Environmental Laws.

     Section III.18 VOTE REQUIRED. PPS has obtained the votes of the holders of all classes and series of PPS capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby under Delaware Law.

     Section III.19 BUSINESS RELATIONS. Neither PPS nor any PPS Stockholder knows or has any reason to believe that any customer or supplier of PPS will cease or otherwise refuse to do business with PPS after the Effective Time in the same manner as such business was previously conducted with PPS. PPS has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials, services or products used by PPS in the conduct of its business, nor is PPS aware of any facts which could lead it to believe that the operations of PPS will be subject to any such material disruption.

     Section III.20 AFFILIATES. SCHEDULE 3.20 identifies all persons who, to the Knowledge of PPS and the PPS Stockholders, may be deemed to be "affiliates" of PPS as such term is used in Accounting Series Releases No. 130 and No. 135 of the Securities and Exchange Commission (the "SEC").

     Section III.21 BROKERS. Except as disclosed in SCHEDULE 3.21, no broker, finder or investment banker (other than Morgan Stanley & Co. Incorporated) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PPS or the PPS Stockholders. Prior to the date of this Agreement, PPS has made available to Concentra a complete and correct copy of all agreements between PPS and Morgan Stanley & Co. Incorporated pursuant to which such firm will be entitled to any payment relating to the transactions contemplated by this Agreement.

     Section III.22 OPINION OF FINANCIAL ADVISOR. The Board of Directors of PPS has received the written opinion of Morgan Stanley & Co. Incorporated to the effect that, as of the date of this Agreement and subject to the considerations set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of PPS Common Stock.

     Section III.23 DISCLOSURE. To the knowledge of PPS and the PPS Stockholders, at the time it was filed, PPS's Registration Statement on Form S-1 (File No. 333-40833) (the "PPS REGISTRATION STATEMENT") filed with the SEC on November 21, 1997 did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.


                                 ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PPS SIGNATORIES

     Each PPS Signatory hereby severally, and not jointly, represents and warrants to Concentra as follows:

     Section IV.1 OWNERS OF PPS COMMON STOCK AND CONVERTIBLE SUBORDINATED NOTES. As of the date hereof, each such PPS Signatory is the holder of record and beneficially owns the number of shares and class of PPS Stock set forth opposite his, her or its name on ANNEX B.

     Section IV.2 AUTHORITY. (a) If such PPS Signatory is an entity (I.E., not a natural person), such PPS Signatory has been duly created and is validly existing under the laws of the jurisdiction of its creation; such PPS Signatory has all requisite power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder; and the execution, delivery and performance by such PPS Signatory of this Agreement and Transaction Documents to which it is a party and the consummation by such PPS Signatory of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of such PPS Signatory.

          (a) Such PPS Signatory has full legal capacity to execute and deliver this Agreement and the Transaction Documents to which he, she or it is a party and to perform the obligations of such PPS Signatory hereunder and thereunder. This Agreement has been duly and validly executed and delivered by such PPS Signatory and constitutes a valid and binding obligation of such PPS Signatory, enforceable against him, her or it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Transaction Documents to which such PPS Signatory is a party have been duly and validly executed and delivered by such PPS Signatory and constitute valid and binding obligations of such PPS Signatory, enforceable against him, her or it in accordance with its terms, subject as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity and with respect to the Registration Rights Agreement, subject to limitations as to enforceability of the indemnification and contribution provisions of such agreement). Each consent, authorization, order or approval of, or filing or registration with, any Governmental Entity required by applicable law on or before the Closing Date for or in connection with the execution and delivery by such PPS Signatory of this Agreement or any Transaction Documents, or the performance by such PPS Signatory of his, her or its obligations hereunder or under any Transaction Documents, will have been obtained or made on or before the Closing Date, except where the failure to obtain any such consent, authorization, order, approval, filing or registration would not affect such PPS Signatory's ability to perform his, her or its obligations under this Agreement or under any Transaction Documents in any material respect.

     Section IV.3 NO CONFLICTS. The execution, delivery and performance by such PPS Signatory of this Agreement and the Transaction Documents to which it is a party does not (a) violate or breach any provision of any law or statute applicable to such PPS Signatory (and, if such PPS Signatory is a legal entity, any provision of its organizational or constituent documents), or (b) violate, breach, cause a default under or result in the creation of a lien pursuant to, any agreement or instrument to which such PPS Signatory is a party or to which it or any of its properties may be subject.

     Section IV.4 INVESTOR STATUS. Each holder of PPS Common Stock alone, or with his or her purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of accepting Concentra Common Stock under the terms and conditions of this Agreement. In the event Morgan Stanley & Co. Incorporated ("Morgan Stanley") has acted as a purchaser representative for a holder of PPS Common Stock, such holder of PPS Common Stock hereby acknowledges that (i) Morgan Stanley has acted as financial advisor to PPS in connection with the transactions contemplated by this Agreement and other potential transactions, (ii) Morgan Stanley may from time to time execute trades of Concentra Common Stock received pursuant to this Agreement or otherwise on behalf of certain PPS Signatories and (iii) Morgan Stanley has from time to time performed and may in the future perform certain services for Concentra and received and will receive customary compensation therefor. Each holder of PPS Common Stock has received a copy of (A) the CRA Managed Care, Inc. 1996 Annual Report to Stockholders, (B) the OccuSystems, Inc. 1996 Annual Report to Stockholders, (C) the Joint Proxy Statement/Prospectus of CRA Managed Care, Inc., OccuSystems, Inc. and Concentra dated August 1, 1997,
(D) the Concentra Quarterly Report on Form 10-Q for the period ended September 31, 1997, (E) the Concentra Current Reports on Form 8-K dated August 29, 1997, September 29, 1997, October 9, 1997, October 31, 1997,
January 15, 1998 and January 28, 1998, (F) the PPS Registration Statement and
(G) the memorandum dated February 18, 1998 from PPS to the holders of PPS Common Stock (collectively, the "MERGER DISCLOSURE DOCUMENTS"). Each PPS Signatory has had an opportunity to ask questions of and receive answers from Concentra and PPS concerning the terms and conditions of the Agreement and to obtain any additional information to the extent that Concentra or PPS possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Merger Disclosure Documents. Each PPS Signatory is acquiring the Concentra Common Stock to be received by such PPS Signatory pursuant to this Agreement for (i) such PPS Signatory and not for any other person and (ii) investment purposes only and not with a view to, or in connection with the distribution of such stock in violation of federal securities laws.

     Section IV.5 RESTRICTIONS ON TRANSFER. Each PPS Signatory acknowledges that if it should decide to dispose of any of the Concentra Common Stock to be received by it in the Merger, it may do so only pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the "SECURITIES ACT") or pursuant to an exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "TRANSFER") of any Concentra

Common Stock other than pursuant to an effective registration statement, Concentra may require that the transferor of the Concentra Common Stock provide to Concentra an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to Concentra, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Each PPS Signatory agrees to the imprinting, so long as appropriate, of substantially the following legends on certificates representing the Concentra Common Stock received hereunder:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND ACCORDINGLY MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


                                  ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF THE CONCENTRA COMPANIES

     The Concentra Companies jointly and severally represent and warrant to PPS and the PPS Signatories as follows (with the understanding that PPS is relying on such representations and warranties in entering into and performing this Agreement):

     Section V.1 ORGANIZATION AND GOOD STANDING; SUBSIDIARIES. Each of Concentra and its subsidiaries is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each state in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a Concentra Material Adverse Effect (as defined herein). Concentra is not in violation of any provisions of its Certificate of Incorporation or Bylaws, and none of its subsidiaries is in violation of their respective comparable organizational documents or bylaws, including any certificate of designations relating to any preferred stock.
As used in this Agreement, "CONCENTRA MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, properties, assets, results of operations or financial condition of Concentra and its subsidiaries taken as a whole.

     Section V.2 SUBSIDIARIES OF CONCENTRA. Concentra owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such subsidiary) of each of its subsidiaries. Each of the outstanding shares of capital stock of each such subsidiary is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Concentra. Each of the outstanding shares of capital stock of each subsidiary of Concentra is owned, directly or indirectly, by Concentra free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens in favor of First Union National Bank, as agent, under Concentra's existing $200 million Amended and Restated Senior

Credit Facility Agreement dated as of February 20, 1998 by and among Concentra, as Borrower, and First Union National Bank, as Administrative Agent, and Fleet National Bank, as Documentation Agent, and the other lenders signatory thereto (the "CONCENTRA CREDIT AGREEMENT"), and liens imposed by local law which are not material.

     Section V.3 CAPITALIZATION. The authorized capital stock of Concentra consists of 100,000,000 shares of Concentra Common Stock and 20,000,000 shares of preferred stock, no par value (the "CONCENTRA PREFERRED STOCK"). As of January 31, 1998, (a) 38,675,271 shares of Concentra Common Stock were issued and outstanding, (b) no shares of preferred stock were issued and outstanding, (c) 3,291,246 shares of Concentra Common Stock were reserved of Concentra for issuance upon conversion of the 6% Convertible Subordinated Notes due 2001 of Concentra in the aggregate principal amount of $97,750,000 (the "CONCENTRA CONVERTIBLE NOTES") and (d) 26,482 shares of Concentra Common Stock were reserved for issuance upon conversion of that certain 6% Convertible Promissory Note dated October 1, 1993 issued by Concentra to John Anderson, D.O. in connection with the Stock Purchase Agreement dated October 1, 1993 between a subsidiary of Concentra and John Anderson, D.O. (the "ANDERSON NOTE"). Other than the Concentra Convertible Notes and the Anderson Note, Concentra has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Concentra on any matter. All issued and outstanding shares of Concentra Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as disclosed in the Concentra Reports (as defined herein), as of the date of this Agreement there are not any existing or authorized options, warrants, calls, subscriptions, convertible securities or other rights, agreements or commitments which obligate Concentra or any of its subsidiaries to issue, transfer or sell any shares of capital stock of Concentra or any of its subsidiaries.

     Section V.4 AUTHORITY. Concentra and Merger Sub each has all requisite corporate power and authority to enter into this Agreement and any Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Concentra or Merger Sub is a party and the consummation by Concentra and Merger Sub of the transactions contemplated hereby or thereby have been duly authorized by all necessary corporate action on the part of Concentra and Merger Sub. This Agreement and the Transaction Documents to which Concentra or Merger Sub is a party have been, or upon execution and delivery will be, duly executed and delivered and constitute, or upon execution and delivery will constitute, the valid and binding obligations of Concentra or Merger Sub, as applicable, enforceable against it in accordance with their respective terms, subject as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     Section V.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement and the other Transaction Documents to which Concentra or Merger Sub is a party do not, and the performance by Concentra and Merger Sub of the transactions contemplated hereby or thereby will not, subject to obtaining the consents, approvals, authorizations, and permits and making the filings described in this Section 5.5, (a) violate, conflict with, or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Concentra or Merger Sub or the comparable organizational documents or bylaws of any of its subsidiaries, (b) violate, conflict with, or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate (whether as a result of a change of control of Concentra or its subsidiaries or otherwise as a result of this Agreement) any obligation, or result in the loss of any benefit or give any person the right to require any security to be repurchased, or give rise to the creation of any lien upon any of the assets of Concentra or its subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, deed of trust or any other agreement to which Concentra or its subsidiaries is a party or by which Concentra or its subsidiaries or any of their assets is bound or (c) violate any order, writ, judgment, injunction, decree, statute, law, rule or regulation of any Governmental Entity binding upon Concentra or its subsidiaries or by which or to which any of the assets of Concentra or its subsidiaries are bound or subject, other than with respect to clauses (b) and (c) above any violations, conflicts, breaches or defaults that would not have a Concentra Material Adverse Effect. No consent, approval, authorization or permit of or registration, declaration, or filing with any Governmental Entity is required by or with respect to Concentra or its subsidiaries in connection with the execution and delivery of this Agreement and any other Transaction Documents by Concentra or its subsidiaries or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of a premerger notification report and any other filings required under the HSR Act and the expiration or termination of any waiting period in connection therewith, (ii) the filing and recordation of the Certificate of Merger as required by Delaware law, (ii) applicable requirements, if any, of the Code and state, local and foreign tax laws, (iii) the consents listed on Schedule 5.5; (iv) filings with the SEC and state securities or "Blue Sky" authorities contemplated hereby, and (v) where failure to obtain such consents, approvals, authorizations or permits, or to make such registrations, declarations or filings, would not prevent or delay consummation of any of the transactions contemplated hereby in any material respect, or otherwise prevent Concentra or Merger Sub from performing its obligations under this Agreement or any Transaction Document in any material respect, and would not, individually or in the aggregate, have a Concentra Material Adverse Effect.

     Section V.6 PERMITS; COMPLIANCE. (a) Concentra and its subsidiaries are in possession of all Permits necessary to own, lease and operate their businesses and their other properties as they are now being conducted, except where the failure to possess such Permits could not reasonably be expected to have a Concentra Material Adverse Effect. There are no actions, proceedings or investigations, pending or, to the Knowledge of Concentra, threatened against Concentra or any of its subsidiaries that could reasonably be expected to result in the loss, revocation, suspension or cancellation of a Permit held by Concentra or a subsidiary of Concentra, except for any suspension, loss or revocation that could not reasonably be expected to have a Concentra Material Adverse Effect. To the Knowledge of Concentra, neither Concentra nor any of its subsidiaries is in conflict with, in default under or in violation of, and none of them has received, since December 31, 1995, from any Governmental Entity any written notice with respect to any conflict with, default under or violation of, (A) any law applicable to Concentra or any of its subsidiaries or by or to which any of their respective properties are bound or subject, (B) any judgment, order or decree applicable to Concentra or any of its subsidiaries or (C) any of the Permits held by Concentra or a subsidiary of Concentra, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Concentra Material Adverse Effect.

     Section V.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Concentra and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice. Since September 30, 1997, there has not been (a) any event, circumstance or fact (whether or not covered by insurance), individually or in the aggregate, that has resulted in a Concentra Material Adverse Effect, (b) any event, circumstance or fact (whether or not covered by insurance), individually or in the aggregate, that materially impairs the operation of the physical assets of Concentra or its subsidiaries, (c) any material change by Concentra in its accounting methods, principles or practices, (d) any entry by Concentra or any of its subsidiaries into any agreement, commitment or transaction material to Concentra and its subsidiaries taken as a whole, except in the ordinary course of business and consistent with past practice or except in connection with the negotiation and execution and delivery of this Agreement and the other Transaction Documents, (e) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Concentra or any of its subsidiaries or any redemption, purchase or other acquisition of any of Concentra's or any of its subsidiaries' securities, (f) other than pursuant to the Concentra Plans or as required by law, any increase in, amendment to, or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, (g) granted any general increase in compensation, bonus or other benefits payable to the employees of Concentra or its subsidiaries, except for increases occurring in the ordinary course of business in accordance with its customary practice, (h) paid any bonus to the employees of Concentra or its subsidiaries other than in the ordinary course and consistent with past practice, (i) except for the amendment and restatement of the Concentra Credit Agreement dated February 20, 1998 entered into in connection with the transactions contemplated by this Agreement, any incurrence of material indebtedness for borrowed money or assumption or guarantee of indebtedness for borrowed money by Concentra or any of its subsidiaries (other than loans from Concentra to any wholly-owned subsidiary), or the grant of any lien on the material assets of Concentra or its subsidiaries to secure indebtedness for borrowed money, (j) any sale or transfer of any material assets of Concentra or its subsidiaries other than in the ordinary course of business and consistent with past practice, or (k) any material loan, advance or capital contribution to or investment in any person by Concentra or any subsidiary of Concentra (excluding any loan, advance or capital contribution by Concentra, or investment by Concentra in, Concentra or any wholly-owned subsidiary of Concentra).

     Section V.8 ABSENCE OF LITIGATION. Except as disclosed in the Concentra Reports (as defined herein) filed and publicly available prior to the date of this Agreement, there is no material claim, action, suit, inquiry, judicial or administrative proceeding, grievance, or arbitration pending or, to the Knowledge of Concentra, threatened against Concentra or its subsidiaries or any of the assets of Concentra or its subsidiaries by or before any arbitrator or Governmental Entity, nor are there any investigations relating to Concentra or its subsidiaries or any of their respective assets pending or, to the Knowledge of Concentra, threatened by or before any arbitrator or Governmental Entity. Except as disclosed in the Concentra Reports, there is no judgment, decree, injunction, order, determination, award, finding or letter of deficiency of any Governmental Entity or arbitrator, or settlement agreement, outstanding against Concentra, any of its subsidiaries or any of their respective assets. There is no claim, action, suit, inquiry or judicial or administrative proceeding pending or, to the Knowledge of Concentra, threatened against Concentra or any of its subsidiaries relating to the transactions contemplated by this Agreement or the other Transaction Documents.

     Section V.9 TAXES. All material Tax Returns required to be filed by or with respect to Concentra, each of its subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its subsidiaries is or was a member, have been duly and timely filed (taking into account all valid extensions of filing dates), and all such Tax Returns are true, correct and complete in all material respects. Concentra, each of its subsidiaries, and any affiliated, consolidated, combined, unitary or similar group of which Concentra or any of its subsidiaries is or was a member, has duly and timely paid (or there has been paid on its behalf) all material Taxes that are due, except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been established in Concentra's balance sheet dated September 30, 1997 (the "CONCENTRA FINANCIAL STATEMENTS"), in accordance with GAAP.

     Section V.10 CONTRACTS AND AGREEMENTS. Neither Concentra nor any of its subsidiaries is, and, to the Knowledge of Concentra, no other party thereto is, in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default) and neither Concentra nor any of its subsidiaries has received any notice of default or termination, waived any right or assigned or otherwise transferred any right, under any written and oral contract, commitment, lease or other agreement (including, without limitation, promissory notes, loan agreements and other evidence of indebtedness) to which Concentra or any of its subsidiaries is a party or by which any of their respective properties are bound which default, termination or waiver, assignment or other transfer could reasonably be expected to result in a Concentra Material Adverse Effect.

     Section V.11 CERTAIN BUSINESS PRACTICES. To Concentra's Knowledge, except as set forth in Schedule 5.10, none of Concentra or any of its subsidiaries, or any directors, officers, agents or employees of Concentra or any of its subsidiaries (in their capacities as such) have (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful purposes relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment.

     Section V.12 PROPERTIES. To the Knowledge of Concentra, Concentra and its subsidiaries have good and marketable title, free and clear of all liens, the existence of which could reasonably be expected to have a Concentra Material Adverse Effect, to all of their properties and assets whether tangible or intangible, real, personal or mixed, reflected in the Concentra Financial Statements (as hereinafter defined) as being owned by Concentra and its subsidiaries as of the date thereof, other than (a) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such Concentra Financial Statements, (b) liens disclosed in the notes to such Concentra Financial Statements, (c) liens arising in the ordinary course of business and (d) liens granted pursuant to the Concentra Credit Agreement. All buildings, and all fixtures, equipment and other property and assets that are material to the business of Concentra and its subsidiaries, taken as a whole, that are held under leases or sub-leases by Concentra or any of its subsidiaries (excluding any leases or sub-leases that are terminable by the lessor upon 30 or fewer days notice) are held under valid instruments enforceable against Concentra or one of its subsidiaries in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity).

     Section V.13 INTELLECTUAL RIGHTS. To the Knowledge of Concentra, Concentra or one of its subsidiaries has good and marketable title to or the right to use all registered patents, trademarks, servicemarks, tradenames, copyrights and applications therefor owned by or registered in the name of Concentra and its subsidiaries, or in which Concentra or any of its subsidiaries has any right, license or interest (the "CONCENTRA INTELLECTUAL PROPERTY RIGHTS") and all inventions, processes, designs, formulae, trade secrets and know-how necessary for the operation of the businesses of Concentra and its subsidiaries without the payment of any royalty or similar payment. To the Knowledge of Concentra, neither Concentra nor any of its subsidiaries is infringing any patent, trademark, servicemark, tradename or copyright of others, and Concentra is not aware of any infringement by others of any such rights owned by Concentra and its subsidiaries.

     Section V.14 INSIDER INTERESTS. Except as disclosed in the Concentra Reports (as defined herein), no officer or director of Concentra or holder of more than five percent of Concentra Common Stock outstanding on a fully-diluted basis has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or Concentra Intellectual Property Rights, used in or pertaining to the business of Concentra or any subsidiary of Concentra, except for the ordinary rights of a stockholder or employee stock optionholder.

     Section V.15 ENVIRONMENTAL MATTERS. The real property and facilities owned, operated and leased by Concentra or its subsidiaries and the operations of Concentra and its subsidiaries thereon comply and have at all times complied in all material respects with all applicable laws and rules of common law pertaining to the environment, natural resources and public or employee health and safety, including all Environmental Laws. Concentra does not have and has not assumed any liability for any remediation or other obligations in connection with any Environmental Laws that could reasonably be expected to result in a Concentra Material Adverse Effect.

     Section V.16 VOTE REQUIRED. Concentra has obtained the approval of its Board of Directors and the votes of the holders of all classes and series of Concentra capital stock necessary to adopt and approve this Agreement and the transactions contemplated hereby under Delaware Law.

     Section V.17 BUSINESS RELATIONS. Concentra does not Know or have any reason to believe that any customer or supplier of Concentra or any subsidiary of Concentra will cease or otherwise refuse to do business with Concentra or any subsidiary of Concentra after the Effective Time in the same manner as such business was previously conducted with Concentra or any subsidiary of Concentra. Concentra has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials, services or products used by Concentra or any subsidiary of Concentra in the conduct of their businesses, nor is Concentra aware of any facts which could lead it to believe that the operations of Concentra or any of its subsidiaries will be subject to any such material disruption.

     Section V.18 AFFILIATES. Schedule 5.18 identifies all persons who, to the Knowledge of Concentra, may be deemed to be "affiliates" of Concentra as such term is used in Accounting Series Releases No. 130 and No. 135 of the SEC.

     Section V.19 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Concentra.

     Section V.20 SEC DOCUMENTS.

          (a) Concentra and its predecessors have filed all forms, reports and documents required to be filed by it with the SEC since May 15, 1995 (collectively, the "CONCENTRA REPORTS"). As of their respective dates, the Concentra Reports and any such reports, forms and other documents filed by Concentra with the SEC after the date of this Agreement (i) complied, or will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and (ii) did not, or will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in clause (ii) of the preceding sentence shall not apply to any misstatement or omission in any Concentra Report filed prior to the date of this Agreement which was superseded by a subsequent Concentra Report filed prior to the date of this Agreement. No Concentra subsidiary is required to file any report, form or other document with the SEC.

          (b) Each of the consolidated balance sheets of Concentra included in or incorporated by reference into the Concentra Reports (including the related notes and schedules) (collectively, the "CONCENTRA BALANCE SHEETS") fairly present the consolidated financial position of Concentra and Concentra's subsidiaries as of their respective dates, and each of the consolidated statements of income, retained earnings and cash flows of Concentra included in or incorporated by reference into the Concentra Reports (including any related notes and schedules) (collectively the "CONCENTRA INCOME STATEMENTS" and together with the Concentra Balance Sheets, the "CONCENTRA FINANCIAL STATEMENTS") fairly present the results of operations, retained earnings or cash flows, as the case may be, of Concentra and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect). The Concentra Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP). Neither Concentra nor any of its subsidiaries have any liabilities or obligations of any kind (whether accrued, absolute, fixed, contingent or otherwise) that are not reflected on, or reserved against, in the balance sheet contained in the Concentra Financial Statements or in the notes thereto, except for (i) liabilities or obligations arising in the ordinary course of business since September 30, 1997 and (ii) liabilities or obligations which would not be required to be presented in financial statements or the notes thereto prepared in accordance with GAAP.

     Section V.21 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Concentra has received the written opinion of Piper Jaffray Inc. to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Concentra Common Stock.

                                   ARTICLE VI

                              CONCURRENT DELIVERIES

     At or before the Closing, the following documents were delivered and the following actions occurred:

          (a) PPS TAX OPINION. PPS shall have received from McDermott, Will & Emery a written opinion, dated as of the Closing Date, to the effect that
(i) the Merger, when effected in accordance with this Agreement, will qualify as a reorganization under Section 368(a) of the Code, (ii) no gain or loss will be recognized by Concentra, PPS or Merger Sub as a result of the Merger, and (iii) no gain or loss will be recognized by the holders of PPS Common Stock upon the exchange of their PPS Common Stock solely for Concentra Common Stock (except with respect to cash received in lieu of fractional shares of Concentra Common Stock), and a copy of such opinion shall have been delivered to Concentra.

          (b) AFFILIATE LETTERS. Each person identified as an affiliate of Concentra and PPS on SCHEDULES 3.20 and 5.19, respectively, shall have delivered an executed letter agreement substantially in the form of EXHIBIT B or EXHIBIT C, as applicable, hereto.

          (c) CONCENTRA POOLING LETTER. Concentra shall have received an opinion, dated the Closing Date, from Concentra's independent auditors, Arthur Andersen LLP, to the effect that the business combination to be effected by the Merger would be properly accounted for as a pooling-of-interests.

          (d) PPS POOLING LETTER. PPS shall have received an opinion, dated the Closing Date, from PPS's independent auditors, Arthur Andersen LLP, to the effect that the business combination to be effected by the Merger would be properly accounted for as a pooling-of-interests.

          (e) CONSENTS UNDER AGREEMENTS. Concentra shall have been furnished with evidence reasonably satisfactory to it of (i) the consent or approval of each person that is a party to a contract or agreement identified in SCHEDULE
3.11 whose consent or approval shall be required in order to permit the consummation of the transactions contemplated by this Agreement; and (ii) the consent to the Merger of each PPS Signatory listed on Schedule 3.4 hereto.

          (f) LEGAL OPINION. Concentra shall have received from McDermott, Will & Emery a written opinion dated the Closing Date, in form and substance satisfactory to Concentra, which opinion shall expressly provide that it may be relied upon by the lenders, underwriters or other sources of financing, if any, with respect to the transactions contemplated by this Agreement.

          (g) CONVERSION OF PPS CONVERTIBLE NOTES. All Convertible Subordinated Notes shall have been converted into PPS Convertible Preferred Stock and PPS Redeemable Preferred Stock and all PPS Convertible Preferred Stock shall have been converted into PPS Common Stock on or prior to the Closing Date.

          (h) TERMINATION OF PPS AGREEMENTS. The PPS Amended and Restated Shareholders' Agreement dated as of July 31, 1997, the PPS Registration Rights Agreement dated as of August 30, 1996, the PPS Amendment to Registration Rights Agreement dated as of July 31, 1997 and the PPS Registration Rights Agreement dated as of July 31, 1997 shall each have been terminated and PPS shall have no further obligations or liabilities thereunder.

          (i) DELIVERY OF CERTIFICATES REPRESENTING PPS STOCK. Each holder of PPS Common Stock (excluding holders of Dissenting Shares who elect to pursue their dissent and appraisal rights under Delaware Law) and PPS Redeemable Preferred Stock shall have delivered to

Concentra the certificates representing such PPS Common Stock and PPS Redeemable Preferred Stock, as applicable, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers in either case executed in blank or in favor of Concentra or its designee.

          (j) LEGAL OPINION. PPS and the PPS Signatories shall have received from Concentra's General Counsel a written opinion dated the Closing Date in form and substance satisfactory to PPS.

          (k) INTEREST PAYMENTS. All accrued and unpaid interest on the Convertible Subordinated Notes shall have been paid prior to the conversion thereof.

          (l) PPS INDEBTEDNESS. On or before the Closing Date, (i) all principal and accrued and unpaid interest on all bank debt of PPS outstanding as of the Closing Date and (ii) all principal and accrued and unpaid interest on all Subordinated Notes of PPS issued pursuant to that certain Subordinated Loan and Guaranty Agreement dated as of July 31, 1997 by and among PPS and the purchasers named therein shall have been paid in full.

          (m) CONCENTRA STOCK CERTIFICATES. On the Closing Date, Concentra shall have delivered to each holder of PPS Common Stock and PPS Redeemable Preferred Stock (other than holders of Dissenting Shares who have elected to pursue their dissent and appraisal rights under Delaware Law and holders of Cash Shares who have elected to receive Cash Consideration pursuant to
Section 2.1(a)) a certificate representing the number of shares of Concentra Common Stock plus cash in lieu of fractional shares which such holder has the right to receive pursuant to Article II hereof.

          (n) CASH CONSIDERATION. On the Closing Date, Concentra shall have delivered to each holder of Cash Shares who has elected to receive Cash Consideration the Cash Consideration which such holder has the right to receive pursuant to Section 2.1 hereof.

          (o) REGISTRATION RIGHTS AGREEMENT. Concentra and each of the PPS Signatories have executed and delivered that certain Registration Rights Agreement of even date herewith by and among Concentra and the PPS Signatories.

          (p) STANDSTILL AGREEMENT. Concentra and each of Steven E. Nelson, James T. Doody, Don P. Greenberg and Byron W. Smith have executed and delivered that certain Standstill Agreement of even date herewith by and among Concentra and such person.

          (q) INDEMNIFICATION ESCROW AGREEMENT. Concentra, the Escrow Agent and each of the PPS Signatories have executed and delivered that certain Indemnification Escrow Agreement of even date herewith by and among Concentra, the Escrow Agent and the PPS Signatories.

          (r) NON-COMPETITION AGREEMENTS. PPS and each of Steven E. Nelson, Don P. Greenberg, James T. Doody, Byron W. Smith, Craig W. Cunningham, Robert
C. Trumpy, Sonny Bloom, Brent R. Anderson, Thomas J. Bartlett and Rosemary Weiner have executed and delivered individual Non-Competition Agreements, each of even date herewith by and between PPS and each such person.

          (s) EMPLOYMENT AGREEMENTS.  PPS and each of Steven E. Nelson, James
T. Doody, Don P. Greenberg, Byron W. Smith, Craig W. Cunningham, Robert C. Trumpy, Sonny Bloom and Thomas J. Bartlett have executed and delivered individual Employment Agreements, each of even date herewith by and between Concentra and each such person.

          (t) NASDAQ ADDITIONAL LISTING APPLICATION. The shares of Concentra Common Stock to be issued in the Merger and those reserved for issuance upon the exercise of the assumed PPS Options shall have been approved for quotation on the Nasdaq National Market.


                                 ARTICLE VII

                            POST-CLOSING OBLIGATIONS

     Section VII.1 ANNOUNCEMENT OF POST-MERGER RESULTS. No later than May 15, 1998 Concentra will make public the results of operations for the quarter ending March 31, 1998 and will file with the SEC a Form 10-Q or Form 8-K with respect thereto. Concentra agrees that such Form 10-Q or Form 8-K (as the case may be) shall include all disclosure necessary to satisfy the requirement(s) under the applicable pooling rules (including ASR No. 135 and SAB No. 65) to allow affiliates of Concentra or PPS to reduce their risk relative to their stockholdings (E.G. publication of at least 30 days of combined operating results including combined sales and net income).

     Section VII.2 FORM S-8 REGISTRATION STATEMENT. Promptly (but in no event later than three business days) following the Closing Date, Concentra shall file with the SEC and use its commercially reasonable efforts to have declared effective as soon as possible following such filing, a Form S-8 registration statement with respect to the Pippen Options listed on Annex C attached hereto.

     Section VII.3 INCOME TAX RETURNS.

          (a) As soon as practicable after the closing, PPS shall prepare its 1997 federal and state S corporation income tax returns (the "1997 TAX RETURNS"). The PPS Signatories may confer with PPS's auditors and employees concerning the preparation of such 1997 Tax Returns and the income or loss reported thereon. The 1997 Tax Returns shall be prepared on a basis consistent with PPS's historical practices. The 1997 Tax Returns shall be filed by PPS no later than the due dates for such returns (including extensions, if authorized by the PPS Signatories). The parties agree to negotiate in good faith to resolve any disagreement between the PPS Signatories and PPS as to the reporting of any tax items on the 1997 Tax Returns.

          (b) As soon as practicable after the close of PPS's tax year, PPS shall prepare its final federal and state S corporation income tax returns (the "FINAL TAX RETURNS"). The PPS Signatories may confer with PPS's auditors and employees concerning the preparation of such Final Tax Returns and the income or loss reported thereon. The Final Tax Returns shall, in accordance with Internal Revenue Code Section 1362(e)(6), reflect the income of PPS for the period beginning January 1, 1998 and ending on the Closing Date and shall otherwise be prepared on a basis consistent with PPS's historical practices. The Final Tax Returns shall be filed by PPS no later than the due dates for such returns (including extensions, if authorized by the PPS

Signatories). The parties agree to negotiate in good faith to resolve any disagreement between the PPS Signatories and PPS as to the reporting of any Tax Items on the Final Tax Returns.

     Section VII.4 TAX ADJUSTMENTS.

          (a) Concentra shall not, without the prior written consent of the PPS Signatories (which consent shall not be unreasonably withheld), amend any income tax return of PPS for any taxable period of PPS ending on or prior to the Closing Date ("PRE-CLOSING TAX PERIOD").

          (b) Concentra shall promptly notify the PPS Signatories in writing upon receipt by Concentra or PPS of notice of any pending or threatened tax audits of, or assessments against, PPS for any Pre-Closing Tax Period. The PPS Signatories shall have the right to control, or to represent PPS in, any tax audit or administrative or court proceedings relating to any Pre-Closing Tax Period and to employ counsel of their choice at their expense. Concentra shall have the right to participate in any such proceeding and the PPS Signatories agree that they will cooperate with PPS and its counsel in any material aspect of any such proceeding. In that regard, the PPS Signatories shall not, without the consent of Concentra (which shall not be unreasonably withheld), agree to any settlement which creates an adjustment of a timing nature which results unfavorably in the form of increased taxable income or increased tax liability to Concentra or PPS for any taxable period of PPS commencing after the Closing Date.

          (c) PPS shall permit the PPS Signatories and their counsel to have full access to PPS's books and records and to consult with PPS's auditors and employees, upon reimbursement of the reasonable cost of Concentra associated therewith, to the extent such access and consultation are necessary or helpful with respect to any pending or threatened tax audits, or assessments against, PPS for any Pre-Closing Tax Period.

     Section VII.5 TAX DIVIDENDS. Concentra acknowledges and agrees that PPS has declared, and PPS has paid and after the date hereof will pay to the PPS Signatories, dividends (the "TAX DIVIDENDS") in an amount sufficient to satisfy their tax liabilities arising out of their status as shareholders of PPS during the Pre-Closing Tax Period. Prior to the Closing Date, PPS shall have declared a formula dividend to the PPS Signatories in an aggregate amount equal to the excess of (i) 43.99% of the taxable income of PPS for the 1997 and 1998 tax years, over (ii) the amount of dividends previously paid by PPS with respect to the 1997 and 1998 tax years. The dividend payable with respect to the 1997 tax year shall be paid not later than ten days prior to the filing of the 1997 Tax Return. The dividend payable with respect to the 1998 tax year shall be paid not later than ten days prior to the filing of the Final Tax Returns.

     Section VII.6 TAX TREATMENT. Neither PPS nor Concentra nor any of Concentra's subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code or (ii) knowingly enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

     Section VII.7 DIRECTORS' AND OFFICERS' INSURANCE. Concentra shall pay $25,000 to purchase extended reporting period coverage for the directors' and officers' liability insurance policy maintained by PPS immediately prior to the Effective Time (provided that Concentra may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the former directors and officers of PPS and which coverages and amounts shall be no less than the coverages and amounts provided at the time for Concentra's directors and officers) with respect to matters arising on or before the Effective Time.


                                 ARTICLE VIII

                                INDEMNIFICATION

     Section VIII.1 INDEMNIFICATION OF CONCENTRA INDEMNIFIED PARTIES.


          (a) Subject to the overall limitations and time limitations set forth in Section 8.5 below and the limitations on recourse set forth in
Section 8.6 below, each PPS Signatory, jointly and severally, agrees to indemnify and hold harmless Concentra and each officer, director, employee, consultant, stockholder and affiliate of Concentra (which after the Closing shall include PPS) (collectively, the "CONCENTRA INDEMNIFIED PARTIES") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "DAMAGES") which any of the Concentra Indemnified Parties may sustain, or to which any of Concentra Indemnified Parties may be subjected, relating to or arising directly or indirectly out of any breach or default by PPS of any of its representations or warranties contained in Article III hereof (determined without regard to any qualifications as to materiality in such representations or warranties) or any covenants or agreements under this Agreement. Any Damages which any Concentra Indemnified Party sustains, or to which any of the Concentra Indemnified Parties may be subjected, are referred to herein as "CONCENTRA INDEMNIFIED COSTS".

          (b) Subject to the overall limitations and time limitations set forth in Section 8.5 below and the limitations on recourse set forth in
Section 8.6 below, each PPS Signatory, severally and not jointly, agrees to indemnify and hold harmless each Concentra Indemnified Party from and against any and all Damages which any of the Concentra Indemnified Parties may sustain, or to which any of the Concentra Indemnified Parties may be subjected, related or arising directly or indirectly out of any breach or default by such PPS Signatory of any of his, her or its representations or warranties contained in Article IV hereof or any covenants or agreements under this Agreement.

     Section VIII.2 INDEMNIFICATION OF PPS INDEMNIFIED PARTIES. Subject to the overall limitations and time limitations set forth in Section 8.5 below and the limitations on recourse set forth in Section 8.6 below, Concentra agrees to indemnify and hold harmless PPS, each of the PPS Signatories and each officer, director, authorized representative, employee, consultant, stockholder, limited partner, general partner or affiliate of PPS or any PPS Signatory which is not a natural person (collectively, the "PPS INDEMNIFIED PARTIES" and together with Concentra Indemnified Parties, the "INDEMNIFIED PARTIES") from and against any and all Damages which any of the PPS Indemnified Parties may sustain, or to which any of the PPS Indemnified Parties may be subjected, related to or arising directly or indirectly out of any breach or default by Concentra of any of its representations or warranties contained in Article V hereof (determined without regard to any qualifications as to materiality in such representations or warranties), covenants or agreements under this Agreement. Any Damages which any PPS Indemnified Party sustains, or to which any of the PPS Indemnified Parties may be subjected, are referred to herein as the "PPS INDEMNIFIED

COSTS" and together with Concentra Indemnified Costs, the "INDEMNIFIED COSTS". Any Indemnified Costs arising out of or relating to any breach or default by any party who is obligated to provide indemnification hereunder (an "INDEMNIFYING PARTY") of any of his, her or its representations, warranties, covenants or agreements under this Agreement are referred to herein as Indemnified Representation Costs.

     Section VIII.3 DEFENSE OF THIRD-PARTY CLAIMS. An Indemnified Party shall give prompt written notice to any Indemnifying Party of the commencement or assertion of any action, proceeding, demand or claim by a third party (collectively, a "THIRD-PARTY ACTION") in respect of which such Indemnified Party shall seek indemnification hereunder. Any failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability that it, he or she may have to such Indemnified Party under this Article VIII except to the extent the failure to give such notice materially and adversely prejudices such Indemnifying Party. The Indemnifying Party shall have the right to assume control of the defense of, settle or otherwise dispose of such third-party action on such terms as he, she or it deems appropriate; PROVIDED, HOWEVER, that:

          (a) The Indemnified Party shall be entitled, at his, her or its own expense, to participate in the defense of such third-party action (PROVIDED, HOWEVER, that the Indemnifying Parties shall pay the attorneys' fees of the Indemnified Party if (i) the employment of separate counsel shall have been authorized in writing by any such Indemnifying Party in connection with the defense of such third-party action, (ii) the Indemnifying Parties shall not have employed counsel reasonably satisfactory to the Indemnified Party to have charge of such third-party action, or (iii) the Indemnified Party's counsel shall have advised the Indemnified Party in writing, with a copy to the Indemnifying Party, that there is a conflict of interest that could make it inappropriate under applicable standards of professional conduct to have common counsel);

          (b) The Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission or acknowledgment, injunctive or other equitable relief would be imposed against the Indemnified Party;

          (c) To the extent that the Indemnified Party participates in the defense of any third party action as contemplated by Section 8.3(a), the Indemnified Party shall obtain the prior written approval of the Indemnifying Party before entering into or making any settlement, compromise, admission or acknowledgment of the validity of such third party action or any liability in respect thereof.

          (d) No Indemnifying Party shall consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such third-party action; and

          (e) The Indemnifying Party shall not be entitled to control (but shall be entitled to participate at his, her or its own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission or acknowledgment of any third-party action (i) as to which the Indemnifying Party fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, would materially adversely affect the business, operations, assets or financial condition of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of any Indemnifying Party without the prior written consent of such Indemnifying Party.

The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this Article VIII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested.

     Section VIII.4 DIRECT CLAIMS. In any case in which an Indemnified Party seeks indemnification hereunder which is not subject to Section 8.3 because no third-party action is involved, the Indemnified Party shall notify the Indemnifying Party in writing of any Indemnified Costs which such Indemnified Party claims are subject to indemnification under the terms hereof. The failure of the Indemnified Party to exercise promptness in such notification shall not amount to a waiver of such claim except to the extent the resulting delay materially prejudices the position of the Indemnifying Party with respect to such claim.

     Section VIII.5 LIMITATIONS. Subject to Section 8.6 and Section 9.12 hereof, the following limitations shall apply to claims for Indemnified Costs made pursuant to this Article VIII:

          (a) MINIMUM LOSS. No Indemnifying Party shall be required to indemnify an Indemnified Party under this Article VIII for any Indemnified Representation Costs except to the extent that the aggregate amount of Indemnified Costs for which the Indemnified Party is otherwise entitled to indemnification pursuant to this Article VIII exceeds $750,000 (the "MINIMUM LOSS"), whereupon the Indemnified Party shall be entitled to be paid the excess of (A) the aggregate amount of such Indemnified Representation Costs over (B) the Minimum Loss, subject to the limitations on recovery and recourse set forth in this Section 8.5 and in Section 8.6 below. For purposes of determining the aggregate amount of Minimum Loss suffered by an Indemnified Party, each representation and warranty contained in this Agreement for which indemnification can be or is sought hereunder (other than those contained in Section 3.11 and Section 3.23) shall be read (including, without limitation, for purposes of determining whether a breach of such representation or warranty has occurred) without regard to materiality qualifications that may be contained therein (including a PPS Material Adverse Effect or a Concentra Material Adverse Effect). As used in the foregoing provisions of this Section 8.5(a), an "INDEMNIFIED PARTY" refers to all of the Concentra Indemnified Parties on the one hand and all of the PPS Indemnified Parties on the other hand, and an "INDEMNIFYING PARTY" refers to Concentra on the one hand and PPS and each of the PPS Signatories, taken together, on the other hand.

          (b) LIMITATION AS TO TIME. No Indemnifying Party shall be liable for any Indemnified Costs pursuant to this Article VIII relating to or arising out of any breach of a representation or warranty contained in this Agreement unless a written claim for indemnification in accordance with
Section 8.3 or 8.4 is given by the Indemnified Party to the Indemnifying Party with respect thereto by 5:00 p.m., Eastern time, by the 182nd day after the Closing Date. Notwithstanding anything in this Agreement to the contrary, there shall be no time limitation with respect to claims relating to or arising out of a breach of a covenant or agreement contained in this Agreement or claims contemplated by Section 9.12 hereof.

          (c) LIABILITY CAP. Without limiting any of the foregoing provisions of this Section 8.5, the parties hereto agree that the indemnification obligations of PPS and the PPS Signatories under this Article VIII shall be limited to the Escrowed Consideration and the indemnification obligations of Concentra under this Article VIII shall be limited to an amount equal to $5,250,000 in Indemnified Costs.

          (d) LIMITATIONS ON INDEMNIFICATION. Article VIII shall not apply to any claims arising under or related to the Non-Competition Agreements, the Registration Rights Agreement, the Standstill Agreement, the Employment Agreements, the Escrow Agreement or the Affiliate Letters.

     Section VIII.6  RECOURSE AGAINST ESCROWED CONSIDERATION.  Subject to
Section 9.12 hereof, any claim by a Concentra Indemnified Party against any PPS Signatory for Concentra Indemnified Costs payable under this Article VIII, shall be payable only out of the Escrowed Consideration for all amounts due to the Concentra Indemnified Party from such PPS Signatory with respect to such claim and shall be payable in an amount not to exceed the Maximum Escrow Amount (as defined below) of such PPS Signatory. In no event shall the Concentra Indemnified Party be entitled to be paid out of the Escrowed Consideration in respect of claims against a PPS Signatory an amount in excess of such PPS Signatory's Maximum Escrow Amount. In the event of any claim pursuant to Section 8.1(a) or 8.1(b) by a Concentra Indemnified Party against one or more PPS Signatories other than a claim contemplated by
Section 9.12, each such PPS Signatory's Maximum Escrow Amount shall be reduced (but not below zero) by such PPS Signatory's PRO RATA portion, determined in accordance with the percentage set forth opposite such PPS Signatory's name on ANNEX D, of the amount paid out of the Escrowed Consideration in respect of such claim (or, if applicable, such PPS Signatory's Maximum Escrow Amount shall be reduced (but not below zero), by the portion of such PPS Signatory's Maximum Escrow Amount as may be set forth in written release instructions executed and delivered to the Escrow Agent by the PPS Signatory Representative and/or the TA Signatories, as applicable), and, to the extent that the portion of such claim for which such PPS Signatory is liable exceeds such PPS Signatory's Maximum Escrow Amount as of the time of payment of such claim out of the Escrowed Consideration, then the Concentra Indemnified Party shall not be entitled to seek payment from such PPS Signatory directly for such excess; PROVIDED, that with respect to claims arising out of or based upon a breach of a representation or warranty contained in Article III hereof, the Concentra Indemnified Party shall then be entitled to seek the remaining amount of such claim from such other PPS Signatories whose respective Maximum Escrow Amounts exceed zero, PRO RATA based upon the Maximum Escrow Amounts of such PPS Signatories as of the time of payment of such claim, until such claim has been paid in full or each PPS Signatory's Maximum Escrow Amount has been reduced to zero. For purposes of this Section 8.6, a PPS Signatory's "MAXIMUM ESCROW AMOUNT" shall mean, at any time, such PPS Signatory's PRO RATA share of the Escrowed Consideration, less any amounts previously deducted from such PPS Signatory's Maximum Escrow Amount in accordance with this Section 8.6. For the purposes of satisfying a claim for Concentra Indemnified Costs under the Section 8.6, a share of Escrowed Stock shall be valued at an amount equal to the average closing price of the Concentra Common Stock on the Nasdaq National Market (or such other quotation system or exchange on which Concentra Common Stock is then listed or quoted) as reported by the Wall Street Journal for the 20 consecutive trading days ending five trading days prior to the payment of such claim. Subject to the provisions of Section 9.12, the parties hereto intend and agree that, notwithstanding anything to the contrary stated in any other paragraph of this Agreement, the Concentra

Indemnified Parties' sole recourse against the PPS Signatories for any claim with respect to a breach of this Agreement shall be governed by, and subject to the terms and provisions of, the Escrow Agreement (a form of which is attached thereto as EXHIBIT A), and that the maximum aggregate liability for the PPS Signatories under this Article VIII shall in no event exceed the value of Escrowed Consideration.

     Section VIII.7 INSTRUCTIONS TO ESCROW AGENT. Each PPS Signatory other than the TA Stockholders hereby covenants and agrees with Concentra that, if such PPS Signatory is or becomes obligated to indemnify a Concentra Indemnified Party for Concentra Indemnified Costs under this Article VIII, such PPS Signatory hereby authorizes and directs the PPS Signatory Representative (hereinafter defined) to, on behalf of such PPS Signatory, execute and deliver to the Escrow Agent written instructions to release to such Concentra Indemnified Party the amount of Escrowed Consideration that is necessary to indemnify the Concentra Indemnified Party for such Concentra Indemnified Costs.

     Section VIII.8 APPOINTMENT OF PPS SIGNATORY REPRESENTATIVE. By the execution and delivery of this Agreement, each PPS Stockholder other than the TA Stockholders hereby irrevocably constitutes and appoints Steven E. Nelson as the true and lawful agent and attorney-in-fact (the "PPS STOCKHOLDER REPRESENTATIVE") of such PPS Signatory with full power of substitution to act in the name, place and stead of such PPS Signatory with respect to (a) the power to execute any amendment to this Agreement as the PPS Stockholder Representative shall deem necessary or appropriate in his sole discretion,
(b) delivery of the written instructions described in Section 8.7 on behalf of such PPS Signatory, and (c) the performance of the obligations and rights of such PPS Signatory under the Escrow Agreement, including, without limitation, the power to execute the Escrow Agreement and any amendments thereto on behalf of such PPS Signatory, to do or refrain from doing all such further acts and things, and to execute, deliver and receive all such documents, waivers, extensions and amendments as such PPS Stockholder Representative shall deem necessary or appropriate in his sole discretion in connection with the administration of the Escrow Agreement (and any such actions shall be binding on such PPS Signatory).

     Concentra and any other person, may conclusively and absolutely rely, without inquiry, upon any action of the PPS Stockholder Representative as the action of each PPS Signatory (other than the TA Stockholders) in all matters referred to herein, and each such PPS Signatory confirms all that the PPS Stockholder Representative shall do or cause to be done by virtue of his appointment as PPS Stockholder Representative. All actions by the PPS Stockholder Representative in his capacity as such are acknowledged by the parties hereto to be taken by it solely as agent and attorney-in-fact for the PPS Signatories (other than the TA Stockholders). By the execution of this Agreement, Steven E. Nelson has accepted his appointment as PPS Stockholder Representative and in consideration for Steven E. Nelson's agreement to act as the PPS Stockholder Representative, each PPS Signatory (other than the TA Stockholders) hereby agrees to indemnify and hold Steven E. Nelson harmless from and against all damages, losses, liabilities, charges, penalties, costs and expenses (including court costs and attorneys' fees and expenses, if any) incurred by him in connection with his performance as PPS Stockholder Representative. Each PPS Signatory (other than the TA Stockholders) covenants and agrees that he or she will not voluntarily revoke the power of attorney conferred in this Section 8.8. If any PPS Signatory (other than a TA Stockholder) dies or becomes incapacitated, disabled or incompetent (such deceased, incapacitated, disabled or incompetent PPS Signatory being a "FORMER PPS SIGNATORY") and, as a result, the power of attorney conferred by this Section 8.8 is revoked by operation of law, it shall not be a breach under this Agreement if the heirs, beneficiaries, estate, administrator, executor, guardian, conservator or other legal representative of such Former PPS Signatory (each a "SUCCESSOR PPS SIGNATORY") confirms the appointment of the PPS Stockholder Representative as agent and attorney-in-fact for such Successor PPS Signatory. If at any time Steven E. Nelson dies or resigns from his position as the PPS Stockholder Representative, the other PPS Signatories holding a majority of the PPS Common Stock as of the date hereof shall designate a successor to Steven E. Nelson as soon as practicable.


                                  ARTICLE IX

                               GENERAL PROVISIONS

     Section IX.1 EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

          (a) Except as set forth in Section 9.1(b) of this Agreement, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

          (b) Each representation, warranty, covenant and agreement set forth in this Agreement shall survive the Effective Time. Each representation and warranty made by any of the parties to this Agreement shall expire on the last day, if any, that any claims for breaches of such representation and warranty may be made pursuant to Section 8.5 hereof, except that any such representation or warranty that has been made the subject of a third-party or direct claim prior to such expiration date shall survive with respect to such claim until the final resolution of such claim pursuant to Article VIII. Except as otherwise specifically stated in this Agreement, all covenants and agreements in this Agreement shall survive the Closing indefinitely.

     Section IX.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given upon receipt, if delivered personally, sent by nationally recognized overnight courier service, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the telecopier number specified below:

          (a) If to the Concentra Companies, to:

              Concentra Managed Care, Inc.
              312 Union Wharf
              Boston, MA  02109
              Attention:  Chief Executive Officer
              Telecopier No.:  (617) 367-8519

              Concentra Managed Care, Inc.
              3010 LBJ Freeway, Suite 400
              Dallas, TX  75234
              Attention:  General Counsel
              Telecopier No.:  (972) 243-7540

          with copies to:

              Vinson & Elkins L.L.P.
              3700 Trammell Crow Center
              2001 Ross Avenue
              Dallas, Texas  75201-2975
              Attention:  Jeffrey A. Chapman
                          Mark Early
              Telecopier No.: (214) 999-7716

          (b) If to PPS, to:

              Preferred Payment Systems, Inc.
              312 Union Wharf
              Boston, MA 02109
              Attention:  Chief Executive Officer
              Telecopier No.:  (617) 367-8519

          (c) If to PPS Signatories (other than a TA Stockholder), to:

              Steven E. Nelson, as PPS Stockholder Representative
              1230 East Diehl, Suite 300
              Naperville, Illinois 60563
              Telecopier No.:  (630) 245-0740

          with copies to:

              McDermott, Will & Emery
              227 West Monroe Street, Suite 4400
              Chicago, IL  60606-5096
              Attention:  Bernard Kramer
              Telecopier No.: (312) 984-3669

          (d) If to a TA Stockholder, to:

              TA Associates
              High Street Tower
              Suite 2500
              125 High Street
              Boston, Massachusetts  02110
              Attention:  Richard Tadler
                          Jonathan Goldstein

              Telecopier No.:  (617) 574-6728

          with copies to:

              Goodwin, Proctor & Hoar LLP
              Exchange Place
              Boston, MA 02109
              Attention:  Kevin M. Dennis
              Telecopier No.:  (617) 523-1231

     Section IX.3 CERTAIN DEFINITIONS. For the purposes of this Agreement, the term:

          (a) "AFFILIATE" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

          (b) "BUSINESS DAY" means any day other than a day on which banks in the State of Illinois or the State of Massachusetts are authorized or obligated to be closed;

          (c) "CONTROL" (including the terms "CONTROLLED," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (e) "GOVERNMENTAL ENTITY" shall mean any governmental department, commission, board, bureau, agency, court or other instrumentality of the United States or any state, county, parish or municipality, jurisdiction or other political subdivision thereof.

          (f) "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

          (g) "KNOWLEDGE" or "KNOWN" shall mean, with respect to any matter in question, if a PPS Stockholder or an executive officer of PPS or Concentra, as the case may be, has actual knowledge of such matter;

          (h) "PERSON" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act);

          (i) "SUBSIDIARY" or "SUBSIDIARIES" of PPS, Concentra, the Surviving Corporation or any other person, means any corporation, partnership, joint venture or other legal entity of which PPS, Concentra, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiaries), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity;

         (j) "TAX" or "TAXES" shall mean any and all taxes, charges, fees, levies, assessments, duties or other amounts payable to any federal, state, local or foreign taxing authority or agency, including, without limitation, (i) income, franchise, profits, gross receipts, minimum, alternative minimum, estimated, ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, disability, employment, social security, workers compensation, unemployment compensation, utility, severance, excise, stamp, windfall profits, transfer and gains taxes, (ii) customs, duties, imposts, charges, levies or other similar assessments of any kind, and (iii) interest, penalties and additions to tax imposed with respect thereto;

         (k) "TAX ITEM" shall mean any item of income, gain, loss, deduction, credit, recapture of credit, or any other item which increases or decreases Tax paid or payable; and

         (l) "TAX RETURN" shall mean all returns, declarations, reports, estimates, information returns and statements required to be filed by or with respect to PPS, Concentra or any of its subsidiaries, as applicable, in respect of any Taxes, including, without limitations, (i) any consolidated federal income Tax return in which PPS, Concentra, or any of its subsidiaries, as applicable, is included and (ii) any state, local or foreign income Tax returns filed on a consolidated, combined or unitary basis (for purposes of determining Tax liability) in which PPS, Concentra, or any of its subsidiaries, as applicable, is included.

     Section IX.4 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section IX.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

     Section IX.6 ENTIRE AGREEMENT. This Agreement (together with the Transaction Documents, the Exhibits and Schedules hereto, and other certificates documents and instruments delivered hereunder), constitute the entire agreement of the parties, and supersede all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter of this Agreement.

     Section IX.7 ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise.

     Section IX.8 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     Section IX.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

     Section IX.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

     Section IX.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     Section IX.12 NO WAIVER RELATING TO CLAIMS FOR FRAUD. The liability of any party under Article VIII shall be in addition to, and not exclusive of any other liability that such party may have at law or equity based on such party's intentional misrepresentations or fraudulent acts or omissions. None of the provisions set forth in this Agreement, including, but not limited, to the provisions set forth in Sections 8.5(a) (relating to Minimum Loss), 8.5(b) (relating to limitations on the period of time during which a claim for indemnification may be brought), 8.5(c) (relating to liability caps) or
8.6 (relating to recourse against Escrowed Consideration), shall be deemed a waiver by any party to this Agreement of any right or remedy which such party may have at law or equity based on any other party's intentional misrepresentations or fraudulent acts or omissions, nor shall any such provisions limit, or be deemed to limit, (a) the amounts of recovery sought or awarded in any such claim for fraud, (b) the time period during which a claim for fraud may be brought, or (c) the recourse which any such party may seek against another party with respect to a claim for fraud; PROVIDED, that with respect to such rights and remedies at law or equity, the parties further acknowledge and agree that none of the provisions of this Section 9.12, nor any references to this Section 9.12 throughout this Agreement, shall be deemed a waiver of any defenses which may be available in respect of actions or claims for fraud, including but not limited to, defenses of statutes of limitations or limitations of damages.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                       CONCENTRA MANAGED CARE, INC.


                                       By: /s/ James M. Greenwood
                                          ----------------------------------
                                          Name:  James M. Greenwood
                                          Title: Executive Vice President -
                                                 Corporate Development



                                       CONCENTRA SUBSIDIARY, INC.


                                       By: /s/ James M. Greenwood
                                          ----------------------------------
                                          Name:  James M. Greenwood
                                          Title: Vice President



                                       PREFERRED PAYMENT SYSTEMS, INC.


                                       By: /s/ Steven E. Nelson
                                          ----------------------------------
                                          Name: /s/ Steven E. Nelson
                                               -----------------------------
                                          Title: President
                                                ----------------------------



                                       PPS SIGNATORIES:

                                       ADVENT VII L.P.

                                       By: TA Associates VII L.P.,
                                           its General Partner


                                       By: /s/ [Authorized Officer]
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                       ADVENT ATLANTIC AND PACIFIC III L.P.

                                       By: TA Associates AAPIII Partners L.P.,
                                           its General Partner


                                       By: /s/ [Authorized Officer]
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                       ADVENT NEW YORK L.P.

                                       By: TA Associates VI L.P.,
                                           its General Partner


                                       By: /s/ [Authorized Officer]
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------


                                       TA VENTURE INVESTORS LIMITED PARTNERSHIP


                                       By: /s/ [Authorized Officer]
                                          ----------------------------------


                                       By: /s/ [Authorized Officer]
                                          ----------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                       /s/ Donna Ambrosino
                                      -----------------------------------------
                                      DONNA AMBROSINO

                                       /s/ Brent R. Anderson
                                      -----------------------------------------
                                      BRENT R. ANDERSON

                                       /s/ Thomas J. Bartlett
                                     -----------------------------------------
                                      THOMAS J. BARTLETT

                                       /s/ Sonny Bloom
                                      -----------------------------------------
                                      SONNY BLOOM

                                       /s/ Joan Bottigliero
                                      -----------------------------------------
                                      JOAN BOTTIGLIERO

                                       /s/ Chad Charles
                                      -----------------------------------------
                                      CHAD CHARLES

                                       /s/ Craig W. Cunningham
                                      -----------------------------------------
                                      CRAIG W. CUNNINGHAM

                                       /s/ James T. Doody
                                      -----------------------------------------
                                      JAMES T. DOODY

                                       /s/ Donald A. Gieser
                                      -----------------------------------------
                                      DONALD A. GIESER

                                       /s/ Don P. Greenberg
                                      -----------------------------------------
                                      DON P. GREENBERG


                                       IRREVOCABLE INTER VIVOS TRUST FOR THE
                                       BENEFIT OF MIRIAM GREENBERG


                                       By: /s/ Richard T. Greenberg
                                          -------------------------------------
                                          Richard T. Greenberg, its Trustee


                                       IRREVOCABLE INTER VIVOS TRUST FOR THE
                                       BENEFIT OF DANIEL GREENBERG


                                       By: /s/ J. Goldberg
                                          -------------------------------------
                                          J. Goldberg, its Trustee


                                       IRREVOCABLE INTER VIVOS TRUST FOR THE
                                       BENEFIT OF DAVID GREENBERG


                                       By: /s/ J. Goldberg
                                          -------------------------------------
                                          J. Goldberg, its Trustee


                                       IRREVOCABLE INTER VIVOS TRUST FOR THE
                                       BENEFIT OF ROBERT GREENBERG

                                       By: /s/ J. Goldberg
                                          -------------------------------------
                                          J. Goldberg, its Trustee


                                       IRREVOCABLE INTER VIVOS TRUST FOR THE
                                       BENEFIT OF AMY GREENBERG


                                       By: /s/ J. Goldberg
                                          -------------------------------------
                                          J. Goldberg, its Trustee

                                       /s/ Daniel Kenney
                                      -----------------------------------------
                                      DANIEL KENNEY


                                       /s/ Mary Jane Labelle
                                      -----------------------------------------
                                      MARY JANE LABELLE


                                       /s/ Zan Larsen
                                      -----------------------------------------
                                      ZAN LARSEN


                                       /s/ Patricia Loid
                                      -----------------------------------------
                                      PATRICIA LOID


                                       /s/ Daniel Marion
                                      -----------------------------------------
                                      DANIEL MARION


                                       /s/ Brian Masters
                                      -----------------------------------------
                                      BRIAN MASTERS


                                       /s/ Steven E. Nelson
                                      -----------------------------------------
                                      STEVEN E. NELSON


                                       /s/ Thomas Nolte
                                      -----------------------------------------
                                      THOMAS NOLTE


                                       /s/ Kimberly Pritchett
                                      -----------------------------------------
                                      KIMBERLY PRITCHETT


                                       /s/ Janet Rancati
                                      -----------------------------------------
                                      JANET RANCATI

                                       /s/ Debra Skinner
                                      -----------------------------------------
                                      DEBRA SKINNER


                                       /s/ Byron W. Smith
                                      -----------------------------------------
                                      BYRON W. SMITH


                                       /s/ Timothy C. Smith
                                      -----------------------------------------
                                      TIMOTHY C. SMITH


                                       /s/ Rosemary Weiner
                                      -----------------------------------------
                                      ROSEMARY WEINER


                                       /s/ William Zaun
                                      -----------------------------------------
                                      WILLIAM ZAUN